Filed Pursuant to Rule 424(b)(5)
File No. 333-197522

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities or the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated February 22, 2016

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 18, 2014)

$

    % Notes due 2056

eBay Inc. is offering $                 aggregate principal amount of its         % Notes due 2056 (the “notes”). Unless redeemed prior to maturity, the notes will mature on February 1, 2056. We will pay interest on the notes quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing May 1, 2016. On and after March        , 2021, we may at our option redeem the notes, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to the applicable redemption date, as described in this prospectus supplement under the heading “Description of Notes—Optional Redemption.” The notes will be issued in minimum denominations of $25 in principal amount and in integral multiples of $25 in principal amount in excess thereof.

If a Change of Control Triggering Event (as defined) occurs with respect to the notes, we may be required to offer to purchase the notes from the holders as described under the heading “Description of Notes—Change of Control Triggering Event.”

The notes will be the senior unsecured obligations of eBay Inc. The notes will rank equally in right of payment with all other existing and future senior unsecured indebtedness of eBay Inc.

The notes have been approved for listing on the Nasdaq Global Select Market under the symbol “EBAYL.” We expect trading in the notes on the Nasdaq Global Select Market to begin within 30 days after the original issue date of the notes. The notes are expected to trade “flat,” meaning that purchasers will not pay and sellers will not receive any accrued and unpaid interest on the notes that is not included in the trading price.

Investing in the notes involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 3 of the accompanying prospectus and in our most recent Annual Report on Form 10-K for information about important risks you should consider before buying the notes.

	Per Note	Total(3)
Public Offering Price(1)	$	$
Underwriting Discount(2)	$	$
Proceeds, Before Expenses, to eBay(3)	$	$

(1)	Plus accrued interest, if any, from , 2016, if settlement occurs after that date.
(2)

An underwriting discount of $                 per note will be deducted from the proceeds paid to us by the underwriters, except that the underwriting discount will be $                 per note in the case of notes sold to certain institutions. Accordingly, to the extent that notes are sold to certain institutions, the total underwriting discount will be less, and the total proceeds, before expenses, to eBay will be greater, than the amounts shown in the foregoing table (in each case assuming no exercise by the underwriters of their over-allotment option described below). In that regard, we anticipate that approximately $                 aggregate principal amount of notes will be sold to certain institutions and, as a result, the total underwriting discount will actually be approximately $                 and the total proceeds, before expenses, to eBay, will actually be approximately $                 (in each case assuming no exercise by the underwriters of their over-allotment option described below).

(3)	Assumes no exercise by the underwriters’ of their over-allotment option described below.

We have granted the underwriters an option, exercisable for 30 days after the date of this prospectus supplement, to purchase up to an additional $                 aggregate principal amount of notes to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme and Euroclear Bank, S.A./N.V., as operator for the Euroclear System, against payment in New York, New York on or about                 , 2016.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Morgan Stanley	Wells Fargo Securities

The date of this prospectus supplement is                 , 2016

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell one or more series of the debt securities described in the accompanying prospectus from time to time in one or more offerings. The accompanying prospectus provides you with a general description of some of the terms of the debt securities we may offer, some of which may not be applicable to this offering. This prospectus supplement describes some of the specific terms applicable to this offering of notes. In addition, this prospectus supplement and any related free writing prospectus may also add, update or change information contained in the accompanying prospectus or any document incorporated or deemed to be incorporated by reference therein and, accordingly, any statement in the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference therein will be deemed modified or superseded to the extent that any statement contained in this prospectus supplement or any related free writing prospectus modifies or supersedes that statement. We urge you to read carefully this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus as described under the heading “Where You Can Find More Information” in the accompanying prospectus, before deciding whether to invest in any of the notes.

The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any related free writing prospectus come should inform themselves about and observe any such restrictions. No action has been or will be taken by us or by any underwriter or dealer that would permit a public offering of the notes or the possession or distribution of this prospectus supplement, the accompanying prospectus or any related free writing prospectus in any jurisdiction where action for that purpose is required, other than the United States. Neither this prospectus supplement, the accompanying prospectus nor any related free writing prospectus constitutes, and none of the foregoing may be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should rely only on the information contained or incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. We have not, and the underwriters have not, authorized any person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus and any related free writing prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus and any related free writing prospectus include or may include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference in the accompanying prospectus or any related free writing prospectus are the property of their respective owners.

Unless we otherwise specify or the context otherwise requires, in this prospectus supplement references to “we,” “us,” “our” or “eBay” mean the current Delaware corporation (eBay Inc.) and its California predecessor, as well as all of our consolidated subsidiaries, references to “eBay Inc.” refer to eBay Inc. excluding its subsidiaries, references to “PayPal” mean the businesses underlying our former Payments segment, references to any “free writing prospectus” mean any free writing prospectus we file with the SEC in connection with this offering, and references to any of our Annual Reports on Form 10-K filed with the SEC include any amendments thereto.

PROSPECTUS SUPPLEMENT SUMMARY

This following summary highlights information contained elsewhere or incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in your evaluation of an investment in the notes. You should read carefully this prospectus supplement and the accompanying prospectus, including the information set forth under the headings “Risk Factors,” the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus and any related free writing prospectus in their entirety before making an investment decision.

eBay

eBay is a global commerce leader including our Marketplace, StubHub and Classifieds platforms. Collectively, we connect millions of buyers and sellers around the world. The technologies and services that power our platforms are designed to enable sellers worldwide to organize and offer their inventory for sale and buyers to find and buy it virtually anytime and anywhere. Our Marketplace platforms include our online marketplace located at www.ebay.com, its localized counterparts and the eBay mobile apps, which we believe are among the world’s largest and most vibrant marketplaces for discovering great value and unique selection. Our StubHub platforms include our online ticket platform located at www.stubhub.com and the StubHub mobile apps. These platforms provide fans with a safe, convenient place to purchase tickets to the games, concerts and theater shows they want to attend and an easy way to sell tickets. Our Classifieds platforms include a collection of brands such as Mobile.de, Kijiji, Gumtree, Marktplaats, eBay Classifieds and others. Offering online classifieds in more than 1,500 cities around the world, these platforms help people find whatever they are looking for in their local communities.

On September 30, 2014, we announced that our Board of Directors (the “Board”), following a strategic review of our growth strategies and structure, had approved a plan to separate PayPal into an independent publicly traded company. On July 17, 2015, we completed the distribution (the “Distribution”) of 100% of the outstanding common stock of our former subsidiary PayPal Holdings, Inc. to our stockholders pursuant to which PayPal Holdings, Inc. became an independent company.

Additionally, during the second quarter of 2015, our Board approved a plan to sell our Enterprise segment (“Enterprise”). On July 16, 2015, we signed a definitive agreement to sell Enterprise and on November 2, 2015, the sale closed.

For additional information on the Distribution and the sale of Enterprise, see “Note 4—Discontinued Operations” in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in the accompanying prospectus and may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus.

Our principal executive offices are located at 2065 Hamilton Avenue, San Jose, California 95125, and our telephone number is (408) 376-7400. Our internet address is www.ebay.com. Our investor relations website is located at http://investor.ebayinc.com. The information contained in, or that can be accessed through, our websites (including, without limitation, any of the websites mentioned in this paragraph or elsewhere under this caption “—eBay”) is not part of this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference in the accompanying prospectus or any free writing prospectus and any references to our websites are intended to be inactive textual references only.

The Offering

The summary below describes some of the terms of this offering of notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement and the “Description of Debt Securities” section in the accompanying prospectus contain a more detailed description of some of the terms of the notes. In this section, “we,” “us,” and “our” refer only to eBay Inc. and not any of its subsidiaries.

Issuer	eBay Inc.

Securities Offered	$ aggregate principal amount of % Notes due 2056 (the “notes”). We have granted the underwriters an option, exercisable for 30 days after the date of this prospectus supplement, to purchase up to an additional $ aggregate principal amount of notes to cover over-allotments, if any.

Maturity	February 1, 2056.

Interest Rate	% per year payable quarterly in arrears and accruing from , 2016.

Interest Payment Dates	February 1, May 1, August 1 and November 1 of each year, commencing May 1, 2016.

Ranking	The notes will be our senior unsecured obligations. The notes will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness to the extent of the collateral securing that indebtedness. The notes will also be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries.

At December 31, 2015, we had approximately $6.8 billion carrying value (including hedge accounting fair value adjustments) of senior unsecured notes outstanding; no indebtedness outstanding under our up to $1.5 billion commercial paper program; no indebtedness outstanding under our $2.0 billion senior unsecured revolving credit facility and $2.0 billion of available borrowing capacity under our senior unsecured revolving credit facility (of which $1.5 billion of available borrowing capacity was reserved to provide liquidity support, if required, for our commercial paper program); and no secured indebtedness outstanding. At December 31, 2015, our subsidiaries had no indebtedness outstanding.

Certain Covenants	The indenture governing the notes contains covenants that will limit our ability and the ability of our Significant Subsidiaries (as defined under “Description of Debt Securities—Covenants—Certain Definitions” in the accompanying prospectus) to:

•	issue, incur, create, assume or guarantee any debt for borrowed money secured by a Lien upon any Principal Property (as those terms are defined under “Description of Debt Securities—Covenants” in the accompanying prospectus), any shares of capital stock of our Significant Subsidiaries or any intercompany debt for borrowed money owed by any of our Significant Subsidiaries to us or any of our other subsidiaries; and

•	enter into certain sale and lease-back transactions with respect to any Principal Property.

The indenture also contains a covenant that requires that we satisfy certain conditions in order to consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person.

These covenants are subject to important exceptions and limitations and you should carefully review the information appearing under the headings “Risk Factors” in this prospectus supplement and the accompanying prospectus and “Description of Debt Securities” in the accompanying prospectus for additional information and for the definitions of some of the capitalized and other terms used under this caption “Prospectus Supplement Summary—The Offering.”

Optional Redemption	On and after March , 2021, we may at our option redeem the notes, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to the applicable redemption date. For additional information, see “Description of Notes—Optional Redemption” in this prospectus supplement.

Change of Control Triggering Event	If a Change of Control Triggering Event occurs with respect to the notes, we must, subject to certain exceptions, offer to purchase the notes at a price equal to 101% of the principal amount plus any accrued and unpaid interest, if any, to the applicable Change of Control Payment Date. The provisions of the notes that may require us to offer to purchase notes upon the occurrence of a Change of Control Triggering Event, and what constitutes a Change of Control Triggering Event, are subject to important exceptions and limitations and you should carefully review the information appearing under the headings “Risk Factors” and “Change of Control Triggering Event” in this prospectus supplement for additional information and for the definitions of “Change of Control Triggering Event,” “Change of Control Payment Date” and other relevant terms.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include capital expenditures, share repurchases, repayment of indebtedness and possible acquisitions. See “Use of Proceeds.”

Listing of the Notes	The notes have been approved for listing on the Nasdaq Global Select Market under the symbol “EBAYL.” We expect trading in the notes on the Nasdaq Global Select Market to begin within 30 days after the original issue date of the notes.

Trading	The notes are expected to trade “flat,” meaning that purchasers will not pay and sellers will not receive any accrued and unpaid interest on the notes that is not included in the trading price.

Further Issuances	We may, without notice to or consent of the holders or beneficial owners of the notes, issue additional notes having the same ranking, interest rate, maturity and other terms (except for the issue date, public offering price, sale price and, in some cases, the first interest payment date and the date from which interest shall begin to accrue) as the notes offered hereby.

Denominations and Form	We will issue the notes in the form of one or more fully registered global notes registered in the name of The Depository Trust Company or its nominee. Purchasers of notes will not be entitled to receive physical certificates registered in their names except in limited circumstances described under “Book-Entry Form and Transfer” in the accompanying prospectus and, unless physical certificates registered in their names are issued, purchasers will not be considered holders of notes under the indenture governing the notes. The notes will be issued in minimum denominations of $25 in principal amount and in integral multiples of $25 in principal amount in excess thereof.

Governing Law	The notes and the related indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee, Registrar and Paying Agent	Wells Fargo Bank, National Association.

Risk Factors	An investment in the notes involves risks. You should carefully consider all of the information in this prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus and any related free writing prospectus. In particular, you should evaluate the information set forth and referred to under “Risk Factors” and “Forward-Looking Statements” in this prospectus supplement and the accompanying prospectus and under “Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference in the accompanying prospectus before deciding whether to invest in the notes.

RISK FACTORS

Investing in the notes involves a high degree of risk. Before you decide to invest in the notes, you should carefully consider the risk factors set forth below, as well as the risks and uncertainties described under the caption “Risk Factors” in the accompanying prospectus and in our most recent Annual Report on Form 10-K, which is incorporated by reference into the accompanying prospectus and may be obtained as described under “Where You Can Find More Information” therein, as well as the other information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus and any related free writing prospectus. Each of these risks could have a material adverse effect on our business, results of operations and financial condition and the occurrence of any of these risks might cause you to lose all or part of your investment in the notes. In addition, the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus includes forward-looking statements that involve risks and uncertainties. We refer you to the “Forward-Looking Statements” section of this prospectus supplement and the accompanying prospectus for information regarding some of the risks and uncertainties inherent in forward-looking statements. Our actual results could differ materially from those anticipated in or implied by the forward-looking statements as a result of many factors, including the risks described below, under the caption “Risk Factors” in the documents referred to above and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus and any related free writing prospectus.

We have substantial indebtedness, and we may incur substantial additional indebtedness in the future, and we may not generate sufficient cash flow from our business to service our indebtedness, including the notes. Failure to comply with the terms of our indebtedness could result in the acceleration of our indebtedness, which could have an adverse effect on our cash flow and liquidity.

At December 31, 2015, eBay Inc. had approximately $6.8 billion carrying value (including hedge accounting fair value adjustments) of senior unsecured notes outstanding; no indebtedness outstanding under its up to $1.5 billion commercial paper program; no indebtedness outstanding under its $2.0 billion senior unsecured revolving credit facility and $2.0 billion of available borrowing capacity under its senior unsecured revolving credit facility (of which $1.5 billion of available borrowing capacity was reserved to provide liquidity support, if required, for its commercial paper program); and no secured indebtedness outstanding. At December 31, 2015, eBay Inc.’s subsidiaries had no indebtedness outstanding.

In addition to the substantial amount of our outstanding indebtedness and the indebtedness to be incurred by issuing the notes in this offering, we may incur substantial additional indebtedness in the future, including under our commercial paper program and revolving credit facility or through public or private offerings of debt securities. The notes offered by this prospectus supplement and the accompanying prospectus and the indenture pursuant to which the notes will be issued do not place any limitation on the amount of unsecured debt that we or our subsidiaries may incur. Our outstanding indebtedness and any additional indebtedness we incur, including the notes, may have significant consequences, including, without limitation, any of the following:

•

requiring us to use a significant portion of our cash flow from operations and other available cash to service our indebtedness, thereby reducing the amount of cash available for other purposes, including capital expenditures and acquisitions;

•	our indebtedness and leverage may increase our vulnerability to downturns in our business, to competitive pressures and to adverse changes in general economic and industry conditions;

•	adverse changes in the ratings assigned to our debt securities by credit rating agencies will likely increase our borrowing costs;

•	our ability to obtain additional financing for working capital, capital expenditures, acquisitions, share repurchases or other general corporate and other purposes may be limited; and

•	our flexibility in planning for, or reacting to, changes in our business and our industry may be limited.

Our ability to make payments of principal of and interest on our indebtedness, including the notes, depends upon our future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting our consolidated results of operations and financial condition, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations in the future to service our debt (including the notes), we may be required to, among other things:

•	repatriate funds to the United States at substantial tax cost;

•	seek additional financing in the debt or equity markets;

•	refinance or restructure all or a portion of our indebtedness (including the notes);

•	sell selected assets; or

•	reduce or delay planned capital or operating expenditures.

Such measures might not be sufficient to enable us to service our debt, including the notes. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms or at all.

Our revolving credit facility and the indenture pursuant to which certain of our outstanding debt securities were issued (and pursuant to which the notes will be issued) contain, and any debt instruments we enter into in the future may contain, financial and other covenants that restrict or could restrict, among other things, our business and operations. If we fail to pay amounts due under, or breach any of the covenants in, a debt instrument, then the lenders would typically have the right to demand immediate repayment of all borrowings thereunder (subject in certain cases to grace or cure periods). Moreover, any such acceleration and required repayment of or default in respect of any of our indebtedness could, in turn, constitute an event of default under other debt instruments, including the notes, thereby resulting in the acceleration and required repayment of that other indebtedness. Any of these events could materially adversely affect our liquidity and financial condition.

The notes will be effectively subordinated to all indebtedness and other liabilities of eBay Inc.’s subsidiaries, which may adversely affect your ability to receive payments on the notes.

The notes are obligations exclusively of eBay Inc. and not of any of its subsidiaries. eBay Inc. currently conducts a substantial majority of its operations through its subsidiaries and its subsidiaries have significant liabilities.

eBay Inc.’s subsidiaries are separate and distinct legal entities from eBay Inc. eBay Inc.’s subsidiaries will not guarantee the notes and are under no contractual obligation to pay any amounts due on the notes or to provide eBay Inc. with funds for that purpose, whether by dividends, distributions, loans or other payments. Any dividends, distributions, loans or other payments to eBay Inc. by its subsidiaries will also be contingent upon those subsidiaries’ respective results of operations and financial condition and other business considerations and may be subject to statutory or contractual restrictions and taxes on distributions.

eBay Inc.’s right to receive any assets of any of its subsidiaries upon the bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding-up of that subsidiary (and, as a result, the right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that eBay Inc. may itself be a creditor of that subsidiary. In addition, even if eBay Inc. were a creditor of any of its subsidiaries, eBay Inc.’s rights as a creditor would be subordinate to any secured indebtedness, if any, of that subsidiary to the extent of the value of the collateral securing that indebtedness and any indebtedness of that subsidiary senior to the indebtedness held by eBay Inc.

As a result of the foregoing, the notes will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of eBay Inc.’s subsidiaries, including any subsidiaries that eBay Inc. may in the future acquire or establish.

Your right to receive payments on the notes is effectively subordinated to the rights of secured creditors.

The notes will be effectively subordinated in right of payment to our secured indebtedness, if any, to the extent of the value of the collateral securing that indebtedness. As of December 31, 2015, neither eBay Inc. nor any of its subsidiaries had any secured indebtedness outstanding. However, the indenture governing the notes permits us to incur additional secured debt under specified circumstances. Our assets securing our secured indebtedness will be subject to the prior claims of our secured creditors. In the event of our bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding-up, our assets that secure debt will be available to pay our other obligations, including the notes, only after all debt secured by those assets has been repaid in full. There can be no assurance that any such assets will remain following their application to pay such secured debt and, in the event that there are any remaining assets, holders of notes will participate in such assets ratably with all of our remaining unsecured creditors, including trade creditors. Moreover, if indebtedness of any of our subsidiaries is secured by assets owned by that subsidiary, then, even if any of those assets remain after repayment of that secured debt in full, the notes will effectively subordinated to the claims of that subsidiary’s unsecured creditors to those assets, except to the extent that eBay Inc. may itself be a creditor of that subsidiary, as described in the preceding risk factor.

The negative covenants in the indenture that governs the notes provide limited protection to the holders of the notes and may not protect your investment.

The indenture governing the notes contains covenants limiting the ability of eBay Inc. and its Significant Subsidiaries (as defined in the accompanying prospectus under “Description of Debt Securities—Covenants—Certain Definitions”) to incur indebtedness for borrowed money secured by certain liens and to enter into certain sale and lease-back transactions, and limiting eBay Inc.’s ability, but not the ability of its subsidiaries, to consolidate with or merge into, or convey, transfer or lease all or substantially all of its properties and assets to, any person unless certain conditions specified in the indenture are satisfied. The covenants contain significant exceptions and limitations and therefore may not protect your investment. For example, the covenants do not prohibit us or our subsidiaries from incurring additional unsecured debt. See “Description of Debt Securities—Covenants” in the accompanying prospectus.

Furthermore, the indenture for the notes does not prohibit us from engaging in many types of transactions, including certain acquisitions, refinancings, recapitalizations or other similar transactions that could increase the total amount of our indebtedness, adversely affect our capital structure or credit ratings or otherwise adversely affect the market value of the notes. In addition, the indenture for the notes does not:

•

require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our subsidiaries’ ability to incur indebtedness or other liabilities, which would effectively rank senior in right of payment to the notes;

•	limit our ability to incur substantial secured indebtedness that would effectively rank senior in right of payment to the notes to the extent of the value of the assets securing that indebtedness;

•	limit our ability to incur unsecured indebtedness;

•	restrict our subsidiaries’ ability to issue securities or incur indebtedness and other liabilities that are senior in right of payment to our equity interests in our subsidiaries;

•	restrict our ability to repay other indebtedness; or

•	restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our common stock or other securities ranking junior to the notes.

A downgrade in our credit ratings could materially adversely affect our business and the market value of the notes.

Some of our outstanding indebtedness has received, and we expect that the notes offered hereby will receive, credit ratings from certain rating agencies. Such ratings are limited in scope and do not purport to address all risks relating to an investment in those debt securities (including the notes), but rather reflect only the view of each rating agency at the time the rating was issued. The credit ratings assigned to our debt securities (including the notes) could change based upon, among other things, our results of operations and financial condition. These ratings are subject to ongoing evaluation by credit rating agencies and there can be no assurance that such credit ratings will not be lowered, suspended or withdrawn entirely by the rating agencies or placed on a so-called “watch list” for a possible downgrade or assigned a negative ratings outlook if, in any rating agency’s judgment, circumstances so warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold any of our debt securities (including the notes). Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade or have been assigned a negative outlook, would likely adversely affect any trading market for, and the market value of, the notes offered hereby, and also increase our borrowing costs, which could in turn have a material adverse effect on our financial condition, results of operations and cash flows and could harm our business.

Our credit ratings were downgraded as a result of the Distribution of 100% of the outstanding common stock of PayPal Holdings, Inc. to our stockholders as described above under “Prospectus Supplement Summary—eBay.” As of January 1, 2014, our long-term debt and short-term funding were rated investment grade by Standard and Poor’s Financial Services, LLC (long-term rated A, short-term rated A-1, with a stable outlook), Moody’s Investor Service (long-term rated A2, short-term rated P-1, with a stable outlook), and Fitch Ratings, Inc. (long-term rated A, short-term rated F-1, with a stable outlook). All of these credit rating agencies lowered their ratings in connection with the Distribution, which occurred on July 17, 2015. Since July 20, 2015, our debt has been rated investment grade by Standard and Poor’s Financial Services, LLC (long-term rated BBB+, short-term rated A-2, with a stable outlook), Moody’s Investor Service (long-term rated Baa1, short-term rated P-2, with a stable outlook), and Fitch Ratings, Inc. (long-term rated BBB, short-term rated F-2, with a stable outlook). We disclose these ratings to enhance the understanding of our sources of liquidity and the effects of these ratings on our costs of funds. Our borrowing costs depend, in part, on our credit ratings and any further actions taken by these credit rating agencies to lower our credit ratings, as described above, will likely increase our borrowing costs.

There may not be an active trading market for the notes.

The notes are a new issue of securities with no established trading market. Even though the notes have been approved for listing on the Nasdaq Global Select Market, there can be no assurance that a trading market for the notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, whether you will be able to sell the notes or the prices at which you may be able to sell the notes. Future trading prices of the notes will depend on many factors, including, but not limited to, prevailing interest rates and economic conditions, our financial condition and results of operations, our prospects and prospects for companies in our industry generally, the then-current credit ratings assigned to our securities (including, if applicable, the notes) and the market for similar securities.

We may not be able to repurchase all of the notes upon a Change of Control Triggering Event.

As described under “Description of Notes—Change of Control Triggering Event,” if a Change of Control Triggering Event (as defined) occurs with respect to the notes, then, unless we have exercised our right to redeem all of the outstanding notes and subject to certain other exceptions, we must offer to purchase the notes. If we were so required to repurchase the notes, we cannot assure you that we would have sufficient financial resources available, or that we would be able to arrange sufficient financing, to satisfy our obligation to repurchase the notes. Our failure to repurchase the notes when due would constitute a default with respect to the notes under the indenture governing the notes and, under cross-default provisions, could also result in defaults or events of default with respect to other indebtedness of ours that is currently outstanding or that we may incur in the future and allow the holders of any such other indebtedness to demand immediate repayment of such indebtedness. Likewise, events similar to a Change of Control (as defined) or Change of Control Triggering Event constitute or may constitute defaults or events of default under other existing or future indebtedness of ours and the occurrence of these events may permit the holders of such indebtedness to demand immediate repayment of such indebtedness or require that we offer to repurchase or repay such indebtedness. In particular, our $2.0 billion revolving credit agreement provides that a change of control (as defined therein) is an event of default permitting the lenders to demand immediate repayment of all borrowings outstanding thereunder. We cannot assure you that we would have sufficient financial resources available, or that we would be able to arrange sufficient financing, to repay or repurchase any such indebtedness under those circumstances. Accordingly, the occurrence of a Change of Control Triggering Event with respect to the notes, or the occurrence of a change of control or similar event under our $2.0 billion revolving credit agreement or other debt instruments of ours, could have a material adverse effect on our liquidity and financial condition and on the market value of the notes.

The Change of Control Triggering Event provisions of the notes may not provide protection in the event of certain transactions or in certain other circumstances.

The provisions of the notes which may require us to make an offer to repurchase the notes upon the occurrence of a Change of Control Triggering Event as described under “Description of Notes—Change of Control Triggering Event” may not provide holders of notes protection in the event of highly leveraged transactions, reorganizations, restructurings, mergers or similar transactions involving us that might adversely affect holders of notes. In particular, any such transaction may not give rise to a Change of Control Triggering Event with respect to the notes, in which case we would not be required to make an offer to repurchase the notes. Except as described under “Description of Notes—Change of Control Triggering Event,” neither the notes nor the indenture contain provisions that permit holders of notes to require us to repurchase or repay the notes in the event of a reorganization, restructuring, merger or similar transaction involving us or any of our subsidiaries.

In addition, clause (b) of the definition of Change of Control appearing below under the caption “Description of Notes—Change of Control Triggering Event” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) of “all or substantially all” of the properties and assets of us and our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, our obligation to make an offer to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of the properties and assets of us and our subsidiaries, taken as a whole, may be uncertain.

Moreover, under clause (c) of the definition of Change of Control appearing below under “Description of Notes—Change of Control Triggering Event,” a Change of Control will occur when a majority of the members of our board of directors are not “Continuing Directors” (as defined). In a decision in connection with a proxy contest, a Delaware court held that the occurrence of a “change of control” under a similar indenture provision may nevertheless be avoided if the existing directors were to approve the slate of new director nominees (who would constitute a majority of the new board of directors) as “continuing directors” solely for purposes of avoiding the triggering of such change of control provision in such indenture, provided the incumbent directors give their approval in the good faith exercise of their fiduciary duties. Therefore, in certain circumstances involving a significant change in the composition of our board of directors, including in connection with a proxy contest where our board of directors does not endorse a dissident slate of directors but approves them as “Continuing Directors” for purposes of avoiding the occurrence of a Change of Control Triggering Event, holders of the notes may not be entitled to require us to make a Change of Control Offer with respect to the notes.

More generally, courts interpreting change of control provisions under New York law (which is the governing law of the notes and the indenture) have not provided a clear and consistent meaning of such change of control provisions, and no assurance can be given as to how or if a court would enforce the Change of Control Triggering Event provisions applicable to the notes or how those provisions would be impacted were we to become a debtor in a bankruptcy case. In addition, a court case in Delaware has questioned whether a change of control provision contained in an indenture could be unenforceable on public policy grounds.

An increase in market interest rates could result in a decrease in the market value of the notes.

In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest generally decline in value. Consequently, if you purchase notes in this offering and market interest rates increase, the market values of those notes may decline. We cannot predict the future level of market interest rates.

Redemption may adversely affect your return on the notes.

On and after March        , 2021, we may at our option redeem the notes, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to the applicable redemption date. We may redeem notes at times when market interest rates may be lower than market interest rates at the time the notes offered by this prospectus supplement were originally issued. Accordingly, if we redeem notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that on the notes. Our redemption right may also affect your ability to sell your notes as March        , 2021 approaches and after such date.

The notes will not mature until approximately 40 years after the original issue date of the notes.

If we do not redeem the notes, the notes will not mature until February 1, 2056 (approximately 40 years after the original issue date of the notes). By purchasing the notes, you are making an investment that will be subject to, among other things, our credit risk over a substantial period of time. You should consider the potential full lifetime of the notes when making an investment decision.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference therein contain, and any related free writing prospectus may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated herein and therein, including statements that involve expectations, plans or intentions (such as those relating to future business, future results of operations, future financial condition and other future financial metrics of us or any guidance regarding any of the foregoing, future cost savings, new or planned features or services or management strategies), are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “predict,” “potential” and other similar expressions. We have based these forward-looking statements on our expectations and projections about future conditions, events or results at the respective times these statements were made. These forward-looking statements involve risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. You should pay particular attention to the risk factors and cautionary statements referenced. Such risks and uncertainties include, among others, those discussed in the sections entitled “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in our most recent Annual Report on Form 10-K, which is incorporated by reference in the accompanying prospectus and may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus. Other risks, uncertainties and factors that might cause or contribute to such differences include, but are not limited to, those discussed elsewhere in our most recent Annual Report on Form 10-K and our subsequent Current Reports on Form 8-K, if any, incorporated and deemed to be incorporated by reference in the accompanying prospectus.

Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements, which speak only as of the respective dates these statements were made. We undertake no obligation to publicly update or revise any forward-looking statements to reflect actual results or events or developments after the respective dates on which these statements were made, whether as the result of new information, future events or other factors that affect the subject of these statements.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $                 (assuming no exercise of the underwriters’ over-allotment option), after deducting underwriting discounts and estimated expenses of the offering payable by us and calculated on the basis of the anticipated sale of $                 aggregate principal amount of notes to certain institutions. If the underwriters exercise their over-allotment option in full, we estimate that we will receive additional net proceeds of approximately $                 , after deducting underwriting discounts and assuming that none of the notes sold upon exercise of that option are sold to institutions. As discussed in note (2) on the cover page of this prospectus supplement, the underwriting discount deducted from the proceeds paid to us is lower in the case of notes sold to certain institutions than in the case of notes sold to other investors. To the extent that the aggregate principal amount of notes sold to certain institutions is different from the amounts we have used in calculating the estimated net proceeds, the actual net proceeds we receive will be different from the amounts set forth above.

We intend to use the net proceeds from this offering for general corporate purposes, which may include capital expenditures, share repurchases, repayment of indebtedness and possible acquisitions. Pending application of the net proceeds as described above, we may temporarily invest the net proceeds in money market funds, bank accounts, debt securities or deposits.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated below. For purposes of determining the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before income taxes, noncontrolling interest and equity in gains or losses of equity method investees plus fixed charges. “Fixed charges” consist of interest expense and our estimate of an appropriate portion of rentals representative of the interest factor. The estimate of interest within rental expense is estimated to be one-third of rental expense. The ratios set forth in the following table give effect to the classification of PayPal and Enterprise as discontinued operations as described in “Note 4—Discontinued Operations” in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in the accompanying prospectus and may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus.

	Year Ended December 31,
	2011	2012	2013	2014	2015
Ratio of earnings to fixed charges	66.4x	28.3x	21.8x	18.2x	15.1x

DESCRIPTION OF NOTES

The notes are a separate series of “debt securities” referred to in the accompanying prospectus. The following discussion of some of the terms of the notes and the indenture (as defined below) governing the notes supplements, and to the extent inconsistent replaces, the description of some of the general terms and provisions of the debt securities and the indenture contained in the accompanying prospectus. Certain terms used but not defined in this prospectus supplement have the meanings specified in the accompanying prospectus under “Description of Debt Securities—Covenants.” The following description of some of the terms of the notes and the indenture and the description of some of the general terms and provisions of our debt securities and the indenture contained in the accompanying prospectus are not complete and are subject to, and qualified in their entirety by reference to, the forms of notes and indenture, which may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus. You should read the form of the notes and the indenture for a complete statement of the provisions described in this prospectus supplement and the accompanying prospectus and other provisions that may be important to you. The notes will be a separate series of debt securities under the indenture, which means that, for purposes of giving any consent, notice or waiver or taking any other action under the indenture, the registered holders of the notes will act separately from the registered holders of each other series of our debt securities currently outstanding under the indenture and that we may issue in the future under the indenture. To the extent this discussion differs from the discussion in the accompanying prospectus, you should rely on this discussion.

References in this section to “eBay,” “eBay Inc.,” “we,” “our” and “us” and similar references mean eBay Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.

General

The notes will constitute a separate series of debt securities under the indenture, will be issued in the initial aggregate principal amount of $                 (or $                 if the underwriters’ option to purchase additional notes is exercised in full) and will mature on February 1, 2056.

We will issue the notes under an indenture, dated as of October 28, 2010, as amended and supplemented by a supplemental indenture dated as of October 28, 2010 (as so amended and supplemented, the “indenture”), each between us and Wells Fargo Bank, National Association, as trustee. We may from time to time, without giving notice to or obtaining the consent of the holders or beneficial owners of the notes, issue additional notes having the same terms (except for the issue date, public offering price, sale price and, in some cases, the first interest payment date and the date from which interest shall begin to accrue) as, and ranking equally in right of payment with, the notes offered hereby. Any such additional notes, together with the notes offered hereby (including any notes that we may issue if the underwriters purchase additional notes upon exercise of their over-allotment option), will constitute a single series of debt securities under the indenture.

The notes have been approved for listing on the Nasdaq Global Select Market under the symbol “EBAYL.” We expect trading in the notes on the Nasdaq Global Select Market to begin within 30 days after the original issue date of the notes.

The notes will be issued in fully registered form without coupons in denominations of $25 in principal amount and in integral multiples of $25 in principal amount in excess thereof. The notes will be issued in book-entry form and will be evidenced by one or more notes in global form (“global notes”), registered in the name of The Depository Trust Company (“DTC”), as depositary (the “Depositary”) for the global notes, or its nominee. Purchasers of notes will not be entitled to receive physical certificates registered in their names except in the limited circumstances described under “Book-Entry Form and Transfer” in the accompanying prospectus and, unless physical certificates registered in their names are issued, purchasers will not be considered “holders” of notes under the indenture. In addition, purchasers may hold interests in the global notes through Clearstream Banking, société anonyme and Euroclear Bank, S.A./N.V., as described in the accompanying prospectus under “Book-Entry Form and Transfer—Euroclear and Clearstream.”

The notes will not be entitled to the benefit of any sinking fund. Except as described below under “—Change of Control Triggering Event,” the indenture does not contain any provisions which are intended to protect holders of notes in the event of a change of control of eBay or a highly leveraged transaction (whether or not relating to a change of control) involving eBay. The indenture does not limit the incurrence of unsecured debt by us or any of our subsidiaries.

We may at our option, at any time or from time to time, repurchase notes at any price in the open market or otherwise, and may hold or resell such notes or surrender such notes to the trustee for cancellation.

Ranking

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to all of our existing and future secured indebtedness to the extent of the collateral securing that indebtedness. In addition, the notes will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries, which are separate legal entities from eBay Inc. and have no obligation to pay any amounts due pursuant to the notes or to make funds available for such purpose. See “Risk Factors—The notes will be effectively subordinated to all indebtedness and other liabilities of eBay Inc.’s subsidiaries, which may adversely affect your ability to receive payments on the notes” and “Risk Factors—Your right to receive payments on the notes is effectively subordinated to the rights of secured creditors” in this prospectus supplement.

Trading Characteristics

We expect the notes to trade at a price that takes into account the value, if any, of accrued and unpaid interest on the notes. This means that purchasers will not pay, and sellers will not receive, accrued and unpaid interest on the notes that is not included in their trading price. Any portion of the trading price of a note that is attributable to accrued and unpaid interest will be treated as a payment of interest for U.S. federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the notes. For additional information, see “Material United States Federal Income Tax Considerations” below.

Interest

The notes will bear interest at a rate of         % per year, accruing from                 , 2016 or from the most recent date to which we have paid or provided for interest on the notes. Interest on the notes will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each, an “interest payment date”), beginning on May 1, 2016. Interest paid on the notes on any interest payment date will be paid to the persons who were the registered holders of the notes at the close of business on the January 15, April 15, July 15 or October 15, as the case may be, whether or not a business day, immediately preceding the applicable interest payment date.

Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of interest payable on the notes on any interest payment date, redemption date, Change of Control Payment Date, maturity date or other date on which interest on the notes is due will be the amount of interest accrued to, but excluding, such interest payment date, redemption date, Change of Control Payment Date, maturity date or other date, as the case may be. If an interest payment date, redemption date, Change of Control Payment Date, maturity date or other day on which any payment on the notes is due falls on a day that is not a business day, then payment of principal, premium, if any, and interest, as the case may be, due on such interest payment date, redemption date, Change of Control Payment Date, maturity date or other date, as the case may be, need not be made on such interest payment date, redemption date, Change of Control Payment Date, maturity date or other date as the case may be, but may be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such interest payment date, redemption date, Change of Control Payment Date, maturity date or other date, as the case may be. As used in this paragraph and the immediately preceding paragraph, the term “business day” means any day except a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close (a “New York business day”); provided that such term shall mean, with respect to any place of payment of principal of or premium, if any, or interest on the notes, any day (a) which is not a Saturday, Sunday or other day on which banking institutions in such place of payment are authorized or obligated by law, regulation or executive order to close and (b) which is also a New York business day.

Optional Redemption

On and after March         , 2021, we may at our option redeem the notes, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount of the notes being redeemed to the applicable redemption date.

Notwithstanding the foregoing, payments of interest on the notes that are due and payable on any interest payment dates falling on or prior to a date fixed for redemption of the notes will be payable to the holders of the notes registered as such at the close of business on the relevant record dates according to their terms and the terms and provisions of the indenture.

If less than all of the notes are to be redeemed, then, if the notes are evidenced by one or more global notes, the notes to be redeemed will be selected in accordance with the procedures of the Depositary, or, if the notes are evidenced by notes in definitive, physical form issued under the limited circumstances described in the accompanying prospectus under “Book-Entry Form and Transfer,” the trustee shall select the notes (or portions thereof) to be redeemed in any manner that the trustee deems fair and appropriate. Notes may be selected for redemption in whole or in part in a minimum of $25 in principal amount and integral multiples of $25 in principal amount in excess thereof, provided that the remaining principal amount of any note redeemed in part is $25 or an integral multiple of $25 in excess thereof.

Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed.

Unless we default in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the notes or portions thereof called for redemption.

Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs with respect to the notes, then, unless we give notice of our election to redeem all of the notes as described above under “—Optional Redemption” and such notice is given by the date specified below, we will be required to make an offer (a “Change of Control Offer”) to each holder of notes to repurchase (at such holder’s option and on the terms described below) all or any part (in a principal amount of $25 or an integral multiple of $25 in excess thereof, provided that any remaining principal amount of any note repurchased in part is $25 or an integral multiple of $25 in excess thereof) of such holder’s notes at a purchase price in cash equal to 101% of the principal amount of the notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to the Change of Control Payment Date (as defined below) (the “Change of Control Payment”); provided that, notwithstanding the foregoing, payments of interest on notes that are due and payable on any interest payment dates falling on or prior to such Change of Control Payment Date will be payable to the holders of the notes registered as such at the close of business on the relevant record dates according to their terms and the terms and provisions of the indenture.

No later than 30 days following the date on which a Change of Control Triggering Event shall have occurred with respect to the notes or, at our option, prior to any Change of Control (as defined below) but after the public announcement of the transaction that constitutes or may constitute the Change of Control, we will, unless we give notice of our election to redeem all of the notes as described above under “—Optional Redemption” and such notice is given by the date specified below, mail or cause to be mailed (or, in the case of notes evidenced by one or more global notes, give or cause to be given in accordance with the Depositary’s procedures) a notice (the “Change of Control Purchase Notice”) to all holders of notes (with a copy to the trustee), which notice shall govern the terms of such Change of Control Offer. In such Change of Control Purchase Notice, we will generally describe the transaction or transactions that constitute or may constitute the Change of Control and offer to repurchase the notes on the date specified in such notice, which date will be no earlier than 30 days and no later than 60 days after the date such notice is mailed (or given, as the case may be), except as may be required by applicable law or regulation (the “Change of Control Payment Date”). The Change of Control Purchase Notice shall, if mailed (or given, as the case may be) prior to occurrence of the applicable Change of Control, state that the Change of Control Offer for the notes and our obligation to purchase the notes pursuant to such Change of Control Offer are conditioned on such Change of Control and the related Change of Control Triggering Event with respect to the notes occurring on or prior to the applicable Change of Control Payment Date specified in such notice.

Holders electing to have a note or portion thereof repurchased pursuant to a Change of Control Offer with respect to the notes will be required to surrender the note (which, in the case of notes evidenced by one or more global notes, must be made in accordance with the procedures of the Depositary), together with a duly completed and executed notice of holder to elect repurchase in the form attached to the notes (which may, in the case of notes evidenced by one or more global notes, be given in accordance with the Depositary’s procedures), to the trustee under the indenture (or to such other person as may be designated by us for such purpose) as provided in the applicable Change of Control Purchase Notice prior to the close of business on the third business day immediately preceding the applicable Change of Control Payment Date and to comply with other procedures and requirements set forth in such Change of Control Purchase Notice. As used in the preceding sentence, the term “business day” means any day except a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

On any Change of Control Payment Date with respect to the notes, we shall be required, to the extent lawful, to:

•	accept for payment all notes or portions of notes properly tendered pursuant to the applicable Change of Control Offer;

•

deposit with a paying agent for the notes an amount equal to the aggregate Change of Control Payment in respect of all notes or portions of notes properly tendered pursuant to the applicable Change of Control Offer; and

•

deliver or cause to be delivered (including by book-entry transfer, if applicable) the repurchased notes or portions of notes to the trustee, accompanied by an officers’ certificate stating the aggregate principal amount of notes accepted by us for repurchase.

Interest on notes and portions of notes properly tendered for repurchase pursuant to a Change of Control Offer will cease to accrue on and after the applicable Change of Control Payment Date, unless we shall have failed to accept such notes and such portions of notes for payment or failed to deposit the Change of Control Payment in respect thereof in accordance with the immediately preceding paragraph. We will promptly pay, or cause the trustee or a paying agent for the notes to promptly pay (by application of funds deposited by us as aforesaid), to each holder of notes (or portions thereof) properly tendered and accepted for payment by us pursuant to such Change of Control Offer, the Change of Control Payment for such notes. In the case of any note repurchased in part, the trustee will promptly authenticate and mail (or cause to be delivered by book-entry transfer) to the holder of such note a new note equal in principal amount to any unrepurchased portion of the note repurchased in part.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Triggering Event provisions of the notes or the indenture, we shall comply with those securities laws and regulations and shall not be deemed to have breached our obligations under the Change of Control Triggering Event provisions of the notes or the indenture by virtue thereof.

Notwithstanding anything to the contrary in the indenture or the Change of Control Triggering Event provisions of the notes, we will not be required to make a Change of Control Offer for the notes or repurchase any notes pursuant to any Change of Control Offer for such notes if (a) a third party agrees to make such Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party repurchases all notes properly tendered by the holders pursuant to such Change of Control Offer or (b) we give notice of redemption of all of the notes no later than 30 days after the applicable Change of Control Triggering Event with respect to the notes. In addition, notwithstanding anything to the contrary in the indenture or the Change of Control Triggering Event provisions of the notes, we will not be required to, and we will not, repurchase notes pursuant to a Change of Control Offer with respect to the notes if there has occurred and is continuing on the applicable Change of Control Payment Date an event of default (as defined under “Description of Debt Securities—Events of Default” in the accompanying prospectus) with respect to the notes or the debt securities of any other series outstanding under the indenture.

“Change of Control” means the occurrence of any of the following:

(a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than us or any of our Subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock (measured by voting power rather than number of shares), provided, however, that a person shall not be deemed the beneficial owner of, or to own beneficially, (1) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates (as defined in the indenture) until such tendered securities are accepted for purchase or exchange thereunder or (2) any securities if such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act;

(b) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the properties and assets of us and our Subsidiaries, taken as a whole, to any person (other than us or any of our Subsidiaries);

(c) the first day on which a majority of the members of our board of directors (which term, as used in this definition, means our full board of directors and not any committees thereof) are not Continuing Directors;

(d) the adoption of a plan by our board of directors relating to our liquidation or dissolution; or

(e) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the outstanding Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the outstanding Voting Stock (measured by voting power rather than number of shares) of the surviving person, or any direct or indirect parent of the surviving person, immediately after giving effect to such transaction.

Except as otherwise expressly provided in clause (a) of the first sentence of this definition, the term “person,” as used in this definition, has the meaning set forth in the indenture.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event with respect to the notes. For purposes of clarity, it is understood and agreed that no Change of Control Triggering Event shall be deemed to have occurred with respect to the notes in connection with any particular Change of Control unless and until such Change of Control has actually occurred.

“Continuing Directors” means, as of any date of determination, any member of our board of directors (which term, as used in this definition, means our full board of directors and not any committees thereof) who (a) was a member of our board of directors on the date the notes were first issued or (b) was nominated for election, elected or appointed to our board of directors with the approval of or by a majority of the Continuing Directors who were members of our board of directors at the time of such nomination, election or appointment (either by vote or written consent or by approval of our proxy statement in which such member was named as a nominee for election as a director without written objection to such nomination).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended or supplemented from time to time.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and a rating equal to or higher than the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (a) each of Moody’s and S&P; and (b) if Moody’s or S&P or, if applicable, any replacement Rating Agency ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) selected by us as a replacement for Moody’s, S&P or any such replacement Rating Agency, as the case may be.

“Rating Event” means the rating on the notes is lowered by both of the Rating Agencies and as a result the notes are rated below an Investment Grade Rating by both of the Rating Agencies, in each case on any day during the period (the “Measurement Period”) commencing on the date of the first public announcement of an arrangement that results in a Change of Control and ending on the 60th day following the first public announcement of the occurrence of such Change of Control (which Measurement Period shall be extended (subject to the proviso below) if on such 60th day (x) the rating of the notes is under publicly announced consideration for a possible downgrade by either Rating Agency and (y) the rating on the notes by such Rating Agency is an Investment Grade Rating, such extension to continue until the day on which each such Rating Agency considering such possible downgrade either rates the notes below an Investment Grade Rating or publicly announces that it is no longer considering the notes for a possible downgrade; provided that, notwithstanding the foregoing, no such extension will occur if on such 60th day, and any such extension will terminate if at any time after such 60th day, the notes have an Investment Grade Rating from at least one Rating Agency and are not under publicly announced consideration for a possible downgrade by such Rating Agency).

“S&P” means Standard & Poor’s Rating Group, Inc.

“Voting Stock” means, with respect to any person, any Capital Stock of such person that is normally entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors, managers, trustees or similar persons, as applicable, of such person.

“Wholly-Owned Subsidiary” means, with respect to any specified person, any other person all of whose outstanding Capital Stock (other than directors’ qualifying shares or similar equity interests) is at the time owned, directly or indirectly, by such specified person and/or one or more other Wholly-Owned Subsidiaries of such specified person.

As used under this caption “—Change of Control Triggering Event,” all references to rules and regulations under the Exchange Act shall include any successor provisions thereto; and all references to “the Change of Control Triggering Event covenant,” “the Change of Control Triggering Event provisions” and other similar references mean all of the terms and provisions set forth above under this caption “—Change of Control Triggering Event.”

If we are required to make a Change of Control Offer with respect to the notes, we cannot assure you that we will have sufficient financial resources available, or that we will be able to arrange sufficient financing, to satisfy our obligation to repurchase the notes, which could have a material adverse effect on our liquidity and financial condition and on the market value of the notes. For additional information concerning the risks described in this paragraph, see “Risk Factors—We may not be able to repurchase all of the notes upon a Change of Control Triggering Event.”

The Change of Control Triggering Event provisions of the notes may not provide holders of notes protection in the event of highly leveraged transactions, reorganizations, restructurings, mergers or similar transactions involving us that might adversely affect holders of notes. In particular, any such transaction may not give rise to a Change of Control Triggering Event with respect to the notes, in which case we would not be required to make a Change of Control Offer with respect to the notes. Except as described above with respect to a Change of Control Triggering Event, neither the notes nor the indenture contain provisions that permit holders of notes to require us to repurchase or repay the notes in the event of a reorganization, restructuring, merger or similar transaction involving us or any of our subsidiaries. For additional information concerning the risks described in this paragraph and the three succeeding paragraphs, see “Risk Factors—The Change of Control Triggering Event provisions of the notes may not provide protection in the event of certain transactions or in certain other circumstances.”

In addition, clause (b) of the definition of “Change of Control” appearing above includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) of “all or substantially all” of the properties and assets of us and our Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, our obligation to make an offer to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of the properties and assets of us and our Subsidiaries, taken as a whole, may be uncertain.

Moreover, under clause (c) of the definition of Change of Control appearing above, a Change of Control will occur when a majority of the members of our board of directors are not “Continuing Directors” (as defined above). In a decision in connection with a proxy contest, a Delaware court held that the occurrence of a “change of control” under a similar indenture provision may nevertheless be avoided if the existing directors were to approve the slate of new director nominees (who would constitute a majority of the new board of directors) as “continuing directors” solely for purposes of avoiding the triggering of such change of control provision in such indenture, provided the incumbent directors give their approval in the good faith exercise of their fiduciary duties. Therefore, in certain circumstances involving a significant change in the composition of our board of directors, including in connection with a proxy contest where our board of directors does not endorse a dissident slate of directors but approves them as “Continuing Directors” for purposes of avoiding the occurrence of a Change of Control Triggering Event, holders of the notes may not be entitled to require us to make a Change of Control Offer with respect to the notes.

More generally, courts interpreting change of control provisions under New York law (which is the governing law of the notes and the indenture) have not provided a clear and consistent meaning of such change of control provisions, and no assurance can be given as to how or if a court would enforce the Change of Control

Triggering Event provisions applicable to the notes or how those provisions would be impacted were we to become a debtor in a bankruptcy case. In addition, a court case in Delaware has questioned whether a change of control provision contained in an indenture could be unenforceable on public policy grounds.

Covenant Defeasance, Legal Defeasance and Satisfaction and Discharge

The provisions described in the accompanying prospectus under “Description of Debt Securities—Defeasance of Debt Securities and Certain Covenants” and “—Satisfaction and Discharge” shall be applicable with respect to the notes. In that regard, the covenants described under “Description of Debt Securities—Covenants” in the accompanying prospectus will be subject to covenant defeasance as described in the accompanying prospectus.

Same-Day Settlement and Payment

The notes will trade in the same-day funds settlement system of DTC until their maturity or until we issue the notes in physical form under the limited circumstances set forth under “Book-Entry Form and Transfer” in the accompanying prospectus. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Concerning our Relationship with the Trustee

Wells Fargo Bank, National Association, the trustee, provides commercial and investment banking services to us and our subsidiaries from time to time. In that regard, the trustee serves as a lender under our senior unsecured revolving credit facility and an affiliate of the trustee is one of the underwriters of this offering.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, all of which are subject to change at any time. Any such change may be applied retroactively, and may result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary is limited to holders who purchase the notes at the respective prices set forth on the cover of this prospectus supplement upon the initial issuance of the notes and who hold the notes as “capital assets” (within the meaning of Section 1221 of the Code). This summary also does not address alternative minimum tax consequences, the effect of the U.S. federal estate or gift tax laws or the tax considerations arising under the laws of any state, local or foreign jurisdiction. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations;

•	dealers in securities or commodities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	foreign persons or entities (except to the extent specifically set forth below);

•	persons that are S corporations, partnerships or other pass-through entities;

•	former citizens or long-term residents of the United States;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons who hold the notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction or integrated transaction; or

•	persons deemed to sell the notes under the constructive sale provisions of the Code.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Consequences to U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a U.S. holder of the notes. Certain consequences to “non-U.S. holders” of the notes are described under “Consequences to Non-U.S. Holders” below. “U.S. holder” means a beneficial owner of a note that is:

•	an individual citizen or resident (within the meaning of Section 7701(b) of the Code) of the United States;

•

a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of the Code) or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such partners should consult their tax advisors as to the tax consequences of an investment in the notes.

Payments of Interest on the Notes

You generally will be required to recognize any stated interest as ordinary income at the time it is paid or accrued on the notes in accordance with your method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Upon the sale, exchange, redemption or other taxable disposition of a note, you generally will recognize capital gain or loss in an amount equal to the difference between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest not previously included in income, which will be taxable as ordinary interest income in the manner described above) and (ii) your adjusted tax basis in the note. Your adjusted tax basis in a note generally will equal the cost of the note. Such capital gain or loss will be long-term capital gain or loss if, at the time of such disposition, you have held the note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

We are required to furnish to the record holders of the notes, other than corporations and other exempt holders, and to the IRS, information with respect to interest paid on the notes.

You may be subject to backup withholding with respect to interest paid on the notes or with respect to proceeds received from a disposition of the notes. You will be subject to backup withholding if you are not otherwise exempt and you (i) fail to furnish your taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number; (ii) furnish an incorrect TIN; (iii) are notified by the IRS that you have failed to properly report payments of interest; or (iv) fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding. Backup withholding is not an additional tax. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information and tax returns are furnished to the IRS in a timely manner.

Medicare Tax on Net Investment Income

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. holder’s “modified adjusted gross income” (in the case of individuals) or “adjusted gross income” (in the case of estates and trusts) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income generally will include interest income on the notes and net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Consequences to Non-U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences that will generally apply to you if you are a non-U.S. holder of a note. A “non-U.S. holder” is a beneficial owner of a note who is neither a U.S. holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

Payments of Interest on the Notes

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” interest paid on a note to you will not be subject to U.S. federal withholding tax at a rate of 30%, provided that:

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code;

•	you are not a controlled foreign corporation that is related to us through actual or constructive stock ownership;

•	you are not a bank that receives such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•

you provide your name and address on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and certify, under penalties of perjury, that you are not a U.S. person, or you hold your note through certain foreign intermediaries and satisfy the certification requirements of applicable Treasury Regulations (special certification and other rules apply to certain non-U.S. holders that are entities).

Even if you do not satisfy these conditions, you may qualify for a reduced withholding tax rate or an exemption from withholding tax pursuant to an applicable tax treaty between the U.S. and your country of residence. To claim such a reduction or exemption, you must provide the paying agent with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form). You will also be exempt from withholding tax if the interest you receive is effectively connected with your conduct of a U.S. trade or business

(and if a tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder within the United States) and you provide the paying agent with a properly completed IRS Form W-8ECI.

If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and if a tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder within the United States), you will be exempt from withholding tax (provided you comply with the certification requirements discussed above) but you will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise. In addition, if you are a foreign corporation, you may also be subject to a branch profits tax of 30% on interest included in your effectively connected earnings and profits, unless an applicable tax treaty provides otherwise.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” any gain realized on the sale, exchange, retirement or other taxable disposition of a note generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States, in which case you will be subject to tax generally in the same manner as if you were a U.S. holder and, if you are a foreign corporation, the branch profits tax described above may also apply (unless, in either case, an applicable tax treaty provides otherwise), or

•

you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case you will be subject to a 30% U.S. federal income tax on gain (reduced by certain capital losses) unless an applicable tax treaty provides otherwise.

Information Reporting and Backup Withholding

The amount of interest paid to you, and the amount of any tax withheld with respect to such interest, must be reported annually to the IRS and you. Copies of the information returns reporting the amount of such interest and the amount of any tax withheld may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest on a note provided that we do not have actual knowledge or reason to know that you are a U.S. person and the certification requirements described in the last bullet point under “—Payments of Interest on the Notes” have been met.

In addition, you will generally be subject to information reporting and possibly backup withholding with respect to the proceeds of the sale or other disposition (including a redemption or retirement) of a note within the U.S. or conducted through certain U.S.-related financial intermediaries, unless (i) the certification requirements above have been met and the payor does not have actual knowledge or reason to know that you are a U.S. person, as defined under the Code, or (ii) you otherwise establish an exemption.

You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided that the required information and tax returns are furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Sections 1471-1474 of the Code and the Treasury Regulations thereunder (“FATCA”) impose withholding taxes on certain types of payments made to “foreign financial institutions,” as specially defined under FATCA, and certain other non-U.S. entities. FATCA generally imposes a 30% withholding tax on payments of interest on, and gross proceeds from the sale or other disposition of, the notes paid to a foreign financial institution unless the foreign financial institution is deemed to be compliant with FATCA or enters into an agreement with the IRS to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, FATCA imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity of a certain type unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information to the IRS or to the withholding agent regarding each substantial U.S. owner. These rules currently apply to payments of interest and are expected to apply to payments of gross proceeds from the sale or other disposition of the notes after December 31, 2018. An intergovernmental agreement between the jurisdiction of a foreign financial institution and the U.S. may modify the general FATCA rules described in this paragraph. Prospective investors should consult their tax advisors regarding the application of FATCA to the acquisition, ownership or disposition of the notes.

UNDERWRITING

We and the underwriters for the offering named below, for whom J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives (the “representatives”), have entered into an underwriting agreement dated as of the date of this prospectus supplement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase, and we have agreed to sell to each underwriter, the principal amount of notes shown in the following table.

Underwriters	Principal Amount of Notes
J.P. Morgan Securities LLC	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC

Total	$

The obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions. The underwriters are obligated to purchase all of the notes if they purchase any of them. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Discounts and Commissions

Notes sold by the underwriters to the public initially will be offered at the public offering price set forth on the cover page of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to $                 per note; provided that the discount will be up to $                 per note for sales to certain institutions. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price of up to $                 per note. After the initial offering of the notes, the underwriters may from time to time vary the offering price and other selling terms.

An underwriting discount of $                 per note will be deducted from the proceeds paid to us by the underwriters, except that the underwriting discount will be $                 per note in the case of notes sold to certain institutions. Assuming that none of the notes is sold to institutions, the total underwriting discount would be $                 (or $                 if the underwriters’ over-allotment option were exercised in full). However, to the extent that notes are sold to certain institutions, the total underwriting discounts will be lower than the amounts set forth in the immediately preceding sentence. In that regard, we anticipate that approximately $                 aggregate principal amount of notes will be sold to certain institutions and that the total underwriting discount will actually be approximately $                 (assuming no exercise by the underwriters of their over-allotment option).

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect of those liabilities.

In addition to the underwriting discount payable to the underwriters as set forth on the cover page of this prospectus supplement, we estimate that our expenses for this offering will be approximately $3.0 million.

Listing

Prior to this offering, there has been no public market for the notes. The notes have been approved for listing on the Nasdaq Global Select Market under the symbol “EBAYL.” We expect trading in the notes on the Nasdaq Global Select Market to begin within 30 days after the original issue date of the notes.

No Prior Market for the Notes

The notes are a new issue of securities with no established trading market. We have been advised that the representatives intend to make a market in the notes, but they are not obligated to do so and may discontinue such market-making at any time without notice. The notes have been approved for listing on the Nasdaq Global Select Market. However, even though the notes have been approved for listing on the Nasdaq Global Select Market, there can be no assurance that a trading market for the notes will develop or be maintained, or as to the liquidity of any trading market that may develop.

Over-Allotment Option

We have granted the underwriters an option, exercisable for 30 days after the date of this prospectus supplement, to purchase up to an additional $                 aggregate principal amount of notes from us at the public offering price less the underwriting discount, in each case as set forth on the cover page of this prospectus supplement, plus accrued interest if settlement for those notes occurs after the date on which the notes offered hereby are originally issued. The underwriters may exercise that option solely for the purpose of covering over-allotments, if any, in connection with this offering.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the representatives are permitted to engage in transactions that may stabilize, maintain or otherwise affect the market price of the notes. Stabilization transactions may consist of bids or purchases to peg, fix or maintain the market price of the notes. Specifically, the representatives may sell a principal amount of notes greater than the principal amount they are obligated to purchase under the underwriting agreement, creating a short position. A short position is covered if the short position is no greater than the aggregate principal amount of notes available for purchase by the underwriters under their over-allotment option. The representatives can close out a covered short position by exercising the over-allotment option or by purchasing notes in the open market. In determining the source of notes to close out a covered short position, the representatives may consider, among other things, the market price of the notes compared to the purchase price payable upon exercise of the over-allotment option. The representatives may also sell a principal amount of notes in excess of the over-allotment option, creating a naked short position. The representatives must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the representatives are concerned that there may be downward pressure on the price of the notes in the open market.

The representatives may also conduct stabilizing transactions. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The representatives may also impose a penalty bid. This occurs when a particular underwriter is required to repay to the representatives a portion of the underwriting discount received by it because a representative has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Stabilizing transactions and purchases to cover positions created by short sales may have the effect of preventing or retarding a decline in the market price of the notes, and together with the imposition of any penalty bid, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the market price of the notes may be higher than the price that otherwise might exist in the open market. The representatives are under no obligation to undertake any of these transactions and if these transactions are commenced, they may be discontinued by the representatives at any time without notice. These transactions may be effected in the over-the-counter market or otherwise. Neither we nor the representatives makes any representation or prediction as to whether or not the representatives will engage in any of these transactions or, if they do, as to the effect that any such transactions may have on the market price of the notes.

Alternative Settlement Cycle

It is expected that delivery of the notes will be made on or about the date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this prospectus supplement or the next succeeding business day will be required to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on the date of this prospectus supplement or the next succeeding business day should consult their own advisors.

No Sales of Substantially Similar Securities

We have agreed with the underwriters that, during the period commencing on the date of this prospectus supplement and ending on the date that is 30 days after the date of this prospectus supplement, we will not, without the prior written consent of the representatives, directly or indirectly, sell, offer for sale, contract or grant any option to sell, pledge or otherwise transfer any of our non-convertible debt securities that have a maturity of 10 years or more from their date of original issuance (“subject securities”) or any of our securities that are exchangeable for or convertible into subject securities (other than as contemplated by this prospectus supplement with respect to the notes). For the avoidance of doubt, the foregoing sentence shall not apply to commercial paper, revolving credit borrowings or term loans.

Other Relationships

Some or all of the underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our subsidiaries, for which they received or may receive customary compensation and expense reimbursement. In particular, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is the administrative agent, Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, and Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, are documentation agents, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are joint lead arrangers and joint book managers under our $2.0 billion senior unsecured revolving credit agreement. Affiliates of other underwriters may also be lenders under our $2.0 billion revolving credit agreement. In addition, Morgan Stanley & Co. LLC is a dealer, and certain of the other underwriters may also be dealers, under our up to $1.5 billion commercial paper program, and JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is a party to one of our cash pooling arrangements for cash management purposes. Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, will be the trustee of the notes and provides commercial and investment banking services for us and our subsidiaries from time to time.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sales Outside of the United States

The notes are offered for sale in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Sidley Austin LLP, San Francisco, California, will pass upon the validity of the notes for us. Shearman & Sterling LLP, San Francisco, California, will pass upon certain legal matters for the underwriters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in the prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

As described in the accompanying prospectus under the caption “Where You Can Find More Information,” we have incorporated by reference in the accompanying prospectus specified documents that we have filed and may file with the SEC under the Exchange Act. However, no document or information or any related exhibit that we have “furnished” or may in the future “furnish” to the SEC shall be incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS

eBay Inc.

Debt Securities

Common Stock

Preferred Stock

Warrants

Depositary Shares

Purchase Contracts

Units

We may offer and sell our debt securities, common stock, preferred stock, warrants, depositary shares or purchase contracts, as well as units that include any of these securities, from time to time in one or more offerings. These securities may, if applicable, be convertible into, or exercisable or exchangeable for, other securities described in this prospectus. This prospectus provides you with a general description of the securities that we may offer.

We will provide specific terms of any securities we offer, and the manner in which they are being offered, in supplements to this prospectus, which we refer to as “prospectus supplements.” You should read this prospectus, the documents incorporated and deemed to be incorporated by reference herein, the applicable prospectus supplement and any related free writing prospectus carefully before you invest.

We may offer and sell any of the securities described in this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. If any agents or underwriters are involved in the sale of any of these securities, their names, and any applicable purchase price, commission or discount arrangement between us and them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of these securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on The Nasdaq Global Select Market under the ticker symbol “EBAY.” On July 17, 2014, the last reported sale price of our common stock on The Nasdaq Global Select Market was $51.03 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus and under similar headings in the documents that are incorporated or deemed to be incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 18, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell one or more classes or series of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of some of the terms of the securities we may offer. Each time we sell any securities, we will provide you with a supplement to this prospectus that describes the terms of that offering and the securities being offered. In addition, each prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or any document incorporated or deemed to be incorporated by reference herein and, accordingly, any statement in this prospectus or in any document incorporated or deemed to be incorporated by reference herein will be deemed modified or superseded to the extent that any statement contained in the applicable prospectus supplement or any related free writing prospectus modifies or supersedes that statement. We urge you to read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the documents incorporated and deemed to be incorporated by reference in this prospectus as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities being offered.

The distribution of this prospectus, the applicable prospectus supplement and any related free writing prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus, the applicable prospectus supplement and any related free writing prospectus come should inform themselves about and observe any such restrictions. No action has been or will be taken by us or by any underwriter, agent or dealer involved in the distribution of any securities that would permit a public offering of the securities or the possession or distribution of this prospectus or any related prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than the United States. Neither this prospectus nor any related prospectus supplement or free writing prospectus constitutes, and none of the foregoing may be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should rely only on the information contained and incorporated and deemed to be incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus. We have not authorized any person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriters, agents or dealers involved in the distribution of any securities will not be, making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated and deemed to be incorporated by reference herein, the applicable prospectus supplement and any related free writing prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus, the documents incorporated and deemed to be incorporated by reference herein, any prospectus supplement and any related free writing prospectus include or may include trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included in this prospectus, the documents incorporated and deemed to be incorporated by reference herein, any prospectus supplement and any related free writing prospectus are the property of their respective owners.

Unless we otherwise specify or the context otherwise requires, references in this prospectus to “we,” “us,” “our” or “eBay” refer to the current Delaware corporation (eBay Inc.) and its California predecessor, as well as all of our consolidated subsidiaries; and references in this prospectus to “eBay Inc.” refer to eBay Inc. excluding its subsidiaries.

EBAY INC.

This following highlights information contained elsewhere in this prospectus or contained in documents incorporated or deemed to be incorporated by reference herein and does not contain all of the information that you should consider in your evaluation of an investment in our securities. You should read carefully this prospectus, including the information set forth under the heading “Risk Factors,” the documents incorporated and deemed to be incorporated by reference in this prospectus, the related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

eBay Inc. was formed as a sole proprietorship in September 1995 and was incorporated in California in May 1996. In April 1998, we reincorporated in Delaware and in September 1998 we completed the initial public offering of our common stock.

We are a global technology company that enables commerce through three reportable segments: Marketplaces, Payments and Enterprise. Our Marketplaces segment includes our eBay.com platform and its localized counterparts and related commerce platforms, such as our online classifieds sites and StubHub. Our Payments segment is comprised of PayPal and Bill Me Later. Our Enterprise segment provides commerce technologies, omnichannel operations and marketing solutions for merchants of all sizes that operate in general merchandise categories and includes our Magento business.

Our principal executive offices are located at 2065 Hamilton Avenue, San Jose, California 95125 and our telephone number is (408) 376-7400. Our internet address is www.ebay.com. Our investor relations website is located at http://investor.ebayinc.com. The information contained in, or that can be accessed through, our websites is not part of this prospectus, the documents incorporated or deemed to be incorporated by reference herein, any prospectus supplement or any free writing prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should consider carefully the risks and uncertainties set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and may be obtained as described under “Where You Can Find More Information,” and any risk factors that may be set forth in the applicable prospectus supplement and any related free writing prospectus, as well as the other information contained in this prospectus, the documents incorporated and deemed to be incorporated by reference herein, the applicable prospectus supplement and any related free writing prospectus. Each of these risks could have a material adverse effect on our business, results of operations and financial condition and the occurrence of any of these risks might cause you to lose all or part of your investment in our securities. In addition, the information contained in this prospectus, the applicable prospectus supplement, any related free writing prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus include forward-looking statements that involve risks and uncertainties. We refer you to the “Forward-Looking Statements” section of this prospectus for information regarding some of the risks and uncertainties inherent in forward-looking statements. Our actual results could differ materially from those expressed in or implied by the forward-looking statements as a result of many factors, including the risks described under the caption “Risk Factors” in the documents referred to above and the risks described elsewhere in this prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents incorporated and deemed to incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated and deemed to be incorporated by reference herein contain, and any prospectus supplement and related free writing prospectus may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference in this prospectus, including statements that involve expectations, plans or intentions (such as those relating to future business, future results of operations, future financial condition and other future financial metrics of us or any of our business segments or any guidance regarding any of the foregoing, new or planned features or services, or management strategies), are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “predict,” “potential” and other similar expressions. We have based these forward-looking statements on our expectations and projections about future conditions, events or results at the respective times these statements were made. These forward-looking statements involve risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. You should pay particular attention to the risk factors and cautionary statements referenced in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and may be obtained as described below under “Where You Can Find More Information,” and in the applicable prospectus supplement and any related free writing prospectus. Other risks, uncertainties and factors that might cause or contribute to such differences include, but are not limited to, those discussed elsewhere in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K incorporated and deemed to be incorporated by reference in this prospectus.

Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements, which speak only as of the respective dates these statements were made. We undertake no obligation to publicly update or revise any forward-looking statements to reflect actual results or events or developments after the respective dates on which these statements were made, whether as the result of new information, future events or other factors that affect the subject of these statements.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any related free writing prospectus, we anticipate using the net proceeds we receive from the sale of our securities described in this prospectus for general corporate purposes, which may include working capital, acquisitions, capital expenditures, repayment of indebtedness and repurchases of our common stock.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. For purposes of determining the ratio of earnings to fixed charges, “earnings” consist of income before income taxes, noncontrolling interest and equity in income or losses of equity method investees plus fixed charges. “Fixed charges” consist of interest expense and our estimate of an appropriate portion of rentals representative of the interest factor. The estimate of interest within rental expense is estimated to be one-third of rental expense. No shares of our preferred stock were outstanding during any of the periods set forth in the following table. Accordingly, our ratios of earnings to combined fixed charges and preferred stock dividends for those periods are the same as the ratios appearing in the following table.

	Year Ended December 31,					Six Months Ended June 30, 2014
	2009	2010	2011	2012	2013
Ratio of earnings to fixed charges	61.7x	47.9x	50.1x	26.4x	22.6x	22.1x

For the year ended December 31, 2009, income before income taxes, noncontrolling interest and income/loss of equity method investees includes a gain of $1.4 billion related to the sale of our Communications reporting unit.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities and the related indenture (as defined below). When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus and, if applicable, one or more free writing prospectuses relating to such series and such description will supplement and, to the extent inconsistent with any portion of the description of our debt securities and the indenture contained in this prospectus, supersede the applicable portion of the description contained in this prospectus.

The debt securities will be issued under an indenture dated as of October 28, 2010 (the “base indenture”), as amended and supplemented by a supplemental indenture dated as of October 28, 2010 (the “supplemental indenture;” the base indenture, as amended and supplemented by the supplemental indenture, is hereinafter called the “indenture”), each between us and Wells Fargo Bank, National Association, as trustee. We have described some of the provisions of the indenture and the debt securities below. This description is not complete and is subject to, and qualified in its entirety by reference to, the indenture and the form of debt security, which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part and may be obtained as described under “Where You Can Find More Information.” You should read the indenture and the form of debt security for a complete statement of the provisions described in this prospectus and for other provisions that may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. In the following description, we have included references to some of the section numbers of the base indenture and the supplemental indenture so that you can easily locate those provisions.

References in this section to “eBay,” “eBay Inc.,” “we,” “our” and “us” and similar references mean eBay Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors or a committee thereof, and set forth or determined in the manner provided in a resolution of our board of directors or a committee thereof, an officers’ certificate or a supplemental indenture. (Section 2.2 of the base indenture)

An unlimited aggregate principal amount of debt securities may be issued under the indenture. We may issue debt securities under the indenture from time to time in one or more series with the same or various maturities, interest rates, public offering prices and other terms and provisions. We need not issue all debt securities of one series at the same time. In addition, unless otherwise provided in the applicable prospectus supplement, we may, without the consent of the holders or beneficial owners of the debt securities of any series, reopen a series of debt securities and issue additional debt securities of that series from time to time. Any such additional debt securities of any series, together with the debt securities of that series previously issued, will constitute a single series of debt securities under the indenture. We will set forth in a prospectus supplement and, if applicable, one or more free writing prospectuses relating to any series of debt securities being offered, the aggregate principal amount and other terms of the debt securities of that series, which may include the following, if applicable:

•	the title of the debt securities of that series;

•	the price or prices at which the debt securities of that series will be offered to the public;

•	any limit on the aggregate principal amount of the debt securities of that series;

•	the date or dates on which we will pay the principal on the debt securities of that series;

•

the rate or rates (which may be fixed or variable) or the method used to determine the rate or rates at which the debt securities of that series will bear interest, if any; the date or dates from which interest, if any, will accrue; the date or dates on which interest, if any, will be payable; and any regular record date for the interest payable on any interest payment date;

•	our right, if any, to defer payment of interest, if any, on the debt securities of that series and the length of any deferral period;

•	the terms and conditions upon which we may redeem the debt securities of that series;

•

any obligation we may have to redeem or repurchase the debt securities of that series pursuant to any sinking fund or analogous provisions or at the option of the holders of debt securities of that series;

•	the denominations in which the debt securities of that series will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the portion of principal amount of the debt securities of that series payable upon acceleration of the maturity thereof, if other than the entire principal amount;

•	the currency of denomination of the debt securities of that series, if other than U.S. dollars;

•	the currency or currencies in which payment of principal of and premium and interest, if any, on the debt securities of that series will be made, if other than U.S. dollars;

•

if payments of principal of or premium or interest, if any, on the debt securities of that series will be made in one or more currencies, other than that or those in which the debt securities of that series are denominated, the manner in which the currency exchange rate with respect to those payments will be determined;

•

the manner in which the amounts of payments of principal of or premium or interest, if any, on the debt securities of that series will be determined, if those amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or other index;

•	any provisions relating to any collateral provided as security for the payment of the debt securities of that series;

•	any additions to or changes in the events of default described in this prospectus or in the indenture with respect to the debt securities of that series;

•

any provisions for the conversion of the debt securities of that series into, or the exchange of the debt securities of that series for, other securities (including, without limitation, other securities described in this prospectus) or property;

•	any additions to or changes in the covenants described in this prospectus or in the indenture with respect to the debt securities of that series; and

•	any other terms of the debt securities of that series, which may supplement, modify or delete any provision of the indenture as it applies to that series. (Section 2.2 of the base indenture)

Without limitation to the foregoing, the terms of the debt securities of any series described in a prospectus supplement or free writing prospectus may modify, supplement or supersede any of the terms of the debt securities or the indenture described in this prospectus.

Unless otherwise stated in the applicable prospectus supplement, interest on the debt securities of each series will be computed on the basis of a 360-day year comprised of twelve 30-day months.

In addition, the indenture will allow us to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be described in the relevant prospectus supplement. We may issue debt securities (which we refer to as “discount securities”) that provide for an amount less than their stated principal amount to be due and payable upon acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations applicable to any such discount securities in the applicable prospectus supplement.

Ranking

Unless otherwise specified in the prospectus supplement relating to a particular series of debt securities, the debt securities of each series will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. The debt securities of each series will be effectively subordinated in right of payment to all of our secured indebtedness, if any, to the extent of the value of the collateral securing that indebtedness and will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries, which are separate legal entities having no contractual obligation to pay any amounts due pursuant to the debt securities or to make funds available for such purpose.

Form; Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement:

•

the debt securities of each series will be issued in fully registered form without coupons and in the form of one or more global debt securities (“global securities”) registered in the name of The Depository Trust Company (“DTC”) or its nominee, and

•

investors will not be entitled to receive debt securities of such series in definitive certificated form (“certificated securities”) or to have debt securities of such series registered in their names except under the limited circumstances described below under “Book-Entry Form and Transfer.”

For additional information concerning global securities, see “Book-Entry Form and Transfer” below.

Debt securities may be surrendered for registration of transfer or exchange at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of debt securities (except as otherwise expressly provided by the indenture), but we may (subject to limited exceptions) require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7 of the base indenture)

The indenture provides that neither we nor any registrar for the debt securities will be required (a) to issue, register the transfer of or exchange debt securities of any series during the period beginning at the opening of business 15 days preceding the mailing of a notice of redemption of debt securities of that series and ending at the close of business on the day of that mailing or (b) to register the transfer of or exchange debt securities (or portions thereof) selected, called or being called for redemption or, if applicable, surrendered for repurchase by us at the option of the holder, except any portion thereof not so selected, called or being called or so surrendered. (Section 2.7 of the base indenture)

The indenture provides that, prior to due presentment of a debt security for registration of transfer, we, the trustee and any agent of ours or the trustee may treat the person in whose name such debt security is registered in the register maintained for that purpose as the owner of such debt security for the purpose of receiving payment of the principal of and premium and interest, if any, on such debt security and for all other purposes whatsoever, whether or not any payment with respect to such debt security shall be overdue, and neither we, the trustee nor any agent of ours or the trustee shall be affected by notice to the contrary. (Section 2.16 of the base indenture)

No Sinking Fund or Protection In the Event of a Change of Control

Unless otherwise stated in the prospectus supplement relating to a particular series of debt securities, the debt securities will not be entitled to the benefit of any sinking fund, will not be subject to repurchase by us at the option of the holders prior to maturity and, except to the limited extent described under “Covenants—Consolidation, Merger and Sale of Assets” below, will not be entitled to the benefit of any provisions which are intended to protect holders of debt securities in the event of a change of control of eBay or a highly leveraged transaction (whether or not related to a change in control) involving eBay.

Covenants

The following covenants will apply to the debt securities of each series unless otherwise expressly stated in the applicable prospectus supplement.

Limitation on Liens

In the indenture, we covenant and agree, for the benefit of the holders of the debt securities of each series, that we will not, nor will we permit any Significant Subsidiary to, issue, incur, create, assume or guarantee any debt for borrowed money (including debt for borrowed money evidenced by bonds, debentures, notes or similar instruments) (collectively, “Debt”) secured by a mortgage, deed of trust, security interest, pledge, lien, charge or similar encumbrance (each, a “Lien”) upon any Principal Property, shares of Capital Stock of any Significant Subsidiary or intercompany Debt owed by any Significant Subsidiary to us or any of our other Subsidiaries (“Intercompany Debt”) (whether such Principal Property, shares of Capital Stock or Intercompany Debt is existing or owed on the date the debt securities of such series are first issued or thereafter created or acquired), without in any such case effectively providing, substantially concurrently with or prior to the issuance, incurrence, creation, assumption or guarantee of any such secured Debt or the grant of such Lien securing any such secured Debt, that the debt securities of such series (together with, if we shall so determine, any other indebtedness or other obligations (including, without limitation, debt securities of other series issued under the indenture) of or guarantees by us or any Significant Subsidiary ranking equally in right of payment with the debt securities of such series or any such guarantee) shall be secured equally and ratably with (or, at our option, prior to) such secured Debt (but only so long as such secured Debt is so secured). The foregoing restriction, however, will not apply to any of the following:

(1) Liens on property, Capital Stock, Debt or other assets of any person existing at the time such person becomes a Subsidiary of ours, provided that such Liens are not incurred in anticipation of such person becoming a Subsidiary of ours and do not extend to any assets other than those of such person;

(2) Liens on property, Capital Stock, Debt or other assets existing at the time of acquisition thereof (including, without limitation, by merger, consolidation or acquisition of Capital Stock) by us or a Subsidiary of ours, or Liens thereon to secure the payment of all or any part of the purchase price thereof, or Liens on property, Capital Stock, Debt or other assets to secure any Debt incurred prior to, at the time of, or within 18 months after, the latest of the acquisition (including, without limitation, by merger, consolidation or acquisition of Capital Stock) thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements, as the case may be;

(3) Liens in favor of, or which secure Debt owing to, us or any of our Subsidiaries;

(4) Liens existing on the date the debt securities of such series were first issued;

(5) Liens on property of a person existing at the time such person is merged with or into, or consolidated with, us or a Subsidiary of ours or otherwise acquired by us or a Subsidiary of ours or at the time of a sale, lease or other disposition of the properties of any person as an entirety or substantially as an entirety to us or a Subsidiary of ours, provided that such Liens were not incurred in anticipation of such merger, consolidation, sale, lease or other disposition and do not extend to any assets other than those of the person merged with or into, or consolidated with, us or a Subsidiary of ours or such property sold, leased or disposed of;

(6) Liens in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price of or the cost of constructing or improving the property subject to such Liens;

(7) Liens securing the debt securities of such series;

(8) Liens created in connection with a project financed with, or created to secure, Non-recourse Obligations;

(9) Liens to secure bonds, notes, debentures or similar instruments on which the interest is exempt from federal income tax; and

(10) extensions, renewals, refinancings or replacements (in whole or in part) of any Liens or Debt which is secured by Liens that were permitted to be incurred by the indenture; provided, however, that (a) the principal or accreted amount of any Debt of ours or any of our Significant Subsidiaries secured by such Lien immediately after such extension, renewal, refinancing or replacement shall not exceed the sum of the principal or accreted amount, as the case may be, of any Debt of ours or any of our Significant Subsidiaries so secured immediately prior to such extension, renewal, refinancing or replacement plus any costs and expenses (including, without limitation, any fees, premiums and penalties) related to such extension, renewal, refinancing or replacement and (b) such extension, renewal, refinancing or replacement Liens are limited to all or part of the same Principal Property (and any improvements thereon), shares of Capital Stock of any Significant Subsidiary or Intercompany Debt which secured any Debt of ours or any of our Significant Subsidiaries immediately prior to such extension, renewal, refinancing or replacement.

Notwithstanding the foregoing, we and our Significant Subsidiaries may, without securing the debt securities of such series or any other debt securities issued under the indenture, issue, incur, create, assume or guarantee Debt secured by any Liens which would otherwise be subject to the restrictions set forth in the immediately preceding paragraph if, immediately after giving effect thereto and, if applicable, to the application of any proceeds therefrom to repay Debt on a pro forma basis, our Aggregate Debt does not exceed the greater of (1) 20% of our Consolidated Net Tangible Assets, determined as of the date of such issuance, incurrence, creation, assumption or guarantee, and (2) $500 million. (Section 4.1 of the supplemental indenture)

Limitation on Sale and Lease-Back Transactions

In the indenture, we covenant and agree, for the benefit of the holders of the debt securities of each series, that we will not, nor will we permit any Significant Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, unless:

(1) such Sale and Lease-Back Transaction involves a lease for a term of not more than three years;

(2) such Sale and Lease-Back Transaction is between us and one of our Subsidiaries or between any Subsidiaries of ours;

(3) we or such Significant Subsidiary would be entitled, at the time of such Sale and Lease-Back Transaction, to incur Debt secured by a Lien on the Principal Property involved in such Sale and Lease-Back Transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the debt securities of such series, pursuant to the first paragraph under “—Limitation on Liens” above;

(4) we or any of our Subsidiaries applies an amount equal to the net proceeds of such Sale and Lease-Back Transaction within 365 days after such Sale and Lease-Back Transaction to any of (or a combination of) (i) the prepayment or retirement of the debt securities of such series, (ii) the prepayment or retirement of other bonds, notes, debentures or similar instruments (including, without limitation, debt securities of any other series issued under the indenture) or Debt of ours or a Subsidiary of ours (other than bonds, notes, debentures, similar instruments or Debt of ours that is by its terms subordinated in right of payment to the debt securities of such series) that by its terms matures more than 12 months after its creation or (iii) the purchase, construction, development, expansion or improvement of properties or facilities that are used in or useful to our business or the business of any of our Subsidiaries; or

(5) such Sale and Lease-Back Transaction was entered into on or prior to the date the debt securities of such series were first issued.

Notwithstanding the foregoing, we and our Significant Subsidiaries may, without securing the debt securities of such series or any other debt securities issued under the indenture, enter into a Sale and Lease-Back Transaction which would otherwise be subject to the restrictions set forth in the immediately preceding paragraph if, immediately after giving effect thereto and, if applicable, to the application of any proceeds therefrom to repay Debt on a pro forma basis, our Aggregate Debt does not exceed the greater of (1) 20% of our Consolidated Net Tangible Assets, determined as of the date of such Sale and Lease-Back Transaction, and (2) $500 million. (Section 4.1 of the supplemental indenture)

Consolidation, Merger and Sale of Assets

In the indenture, we covenant and agree, for the benefit of the holders of the debt securities of each series, that we will not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•

we are the surviving person or the successor person (if other than us) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes our obligations under the debt securities of each series and the indenture;

•

immediately after giving effect to the transaction, no event of default (as defined below), and no event which, after notice or lapse of time or both, would be an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Notwithstanding the above, any Subsidiary of eBay Inc. may consolidate with, merge into or convey, transfer or lease all or part of its properties or assets to eBay Inc. or any other Subsidiary of eBay Inc.

Upon compliance with the provisions above, the successor person (if other than eBay) will succeed to and be substituted for and may exercise every right and power of us under the debt securities and the indenture with the same effect as if such successor person had been the original obligor under the debt securities and the indenture, and thereafter (except in the case of a lease) we will be released from all obligations and covenants under the debt securities and the indenture. (Section 5.1 of the base indenture)

Certain Definitions

As used in this “Description of Debt Securities” section, the following terms have the meanings set forth below.

“Aggregate Debt” means, with respect to the debt securities of any series, the sum of the following, calculated as of the date of determination on a consolidated basis in accordance with GAAP:

(1)	the aggregate amount of then outstanding Debt of us and our Significant Subsidiaries incurred after the date the debt securities of such series were first issued and secured by Liens not permitted under the first paragraph under “—Limitation on Liens” above, and

(2)	the aggregate amount of Attributable Debt of us and our Significant Subsidiaries then outstanding in respect of Sale and Lease-Back Transactions entered into by us and our Significant Subsidiaries after the date the debt securities of such series were first issued pursuant to the second paragraph under “—Limitation on Sale and Lease-Back Transactions” above.

“Attributable Debt” with regard to a Sale and Lease-Back Transaction with respect to any Principal Property means, at the time of determination, the lesser of:

(1)	the fair market value (as determined in good faith by our board of directors, which term, as defined in the indenture, includes committees thereof) of the Principal Property subject to such Sale and Lease-Back Transaction; and

(2)	the present value of the total net amount of rent required to be paid under the applicable lease during the remaining contractual term thereof (including any period for which such lease has been extended but subject to the last sentence of this subparagraph), discounted at the rate of interest per annum set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne (at the time of determination) by the debt securities then outstanding under the indenture) compounded semi-annually (assuming a 360-day year consisting of twelve 30 day months). For purposes of clarity, it is understood and agreed that (a) the total net amount of rent required to be paid under, and the term of, the applicable lease shall be determined upon the basis of the contractual terms of such lease and shall not be affected by the fact that all or any portion of such rent may, under GAAP, be characterized as interest or some other amount or that the amount of such rent or the term of such lease, as determined under GAAP, may be different from the amount of rent or the term specified by the contractual terms of such lease and (b) the total net amount of rent shall exclude any amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of maintenance, repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee contingent upon the amount of sales or similar contingent amounts. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such total net amount of rent shall be the lesser of (1) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the present value, calculated as provided above, of the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (2) the net amount determined assuming no such termination, in each case determined in accordance with the contractual terms of such lease.

“Capital Stock” of any person means any and all shares, interests, participations or other equivalents (however designated) in the equity of such person.

“Consolidated Net Tangible Assets” means, as of any date on which we effect a transaction requiring such Consolidated Net Tangible Assets to be measured under the indenture, the aggregate amount of assets (less applicable reserves) after deducting therefrom (a) all current liabilities, except for current maturities of long-term debt and obligations under capital leases, and (b) all intangible assets (including goodwill), to the extent included in said aggregate amount of assets, all as set forth in the most recent consolidated balance sheet of us and our consolidated Subsidiaries prepared in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q (in each case as amended, if applicable) filed by us with the Securities and Exchange Commission (or any successor thereto) or if, at such date, we shall have ceased filing such reports with the Securities and Exchange Commission (or any successor thereto), our then most recent consolidated annual or quarterly balance sheet prepared in accordance with GAAP.

“GAAP” means accounting principles generally accepted in the United States of America, which are in effect as of the date of application thereof.

“holder” means any person in whose name a debt security is registered.

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us or any of our Subsidiaries or (2) the financing of a project involving the development or expansion of properties of ours or any of our Subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any Subsidiary of ours or to our or any such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or any other entity, including any government or any agency or political subdivision thereof.

“Principal Property” means (1) our principal corporate office (whether owned on the date of the indenture or thereafter acquired, and including any leasehold interest therein) and (2) each data center, service and support facility or research and development facility (in each case, whether owned on the date of the indenture or thereafter acquired) which is owned by or leased to us or any of our Subsidiaries and is located within the United States of America, unless, with respect to clause (2), our board of directors (which term, as defined in the indenture, includes committees thereof) has determined in good faith that such center or facility is not of material importance to the total business conducted by us and our Subsidiaries, taken as a whole; provided, however, that any such center or facility (a) owned by us or any of our Subsidiaries for which the book value (less accumulated depreciation) on the date as of which the determination is being made is equal to or less than 1.0% of our Consolidated Net Tangible Assets as of such date, all determined in accordance with GAAP, or (b) leased by us or any of our Subsidiaries for which the annual lease obligation on the date as of which the determination is being made is equal to or less than $2.0 million shall in no event be deemed a Principal Property.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by us or any Significant Subsidiary of ours of any Principal Property, whether owned on the date of the indenture or thereafter acquired, which Principal Property has been or is to be sold or transferred by us or such Significant Subsidiary of ours to such person with the intention of taking back a lease of such Principal Property.

“Significant Subsidiary” means any Subsidiary of ours that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X as promulgated by the Securities and Exchange Commission (or any successor thereto) or any successor to such Rule.

“Subsidiary” of any specified person means any corporation, partnership, limited liability company or other entity of which more than 50% of the total voting power of outstanding shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) is at the time owned (and, in the case of a partnership, more than 50% of whose total general partnership interests then outstanding is at the time owned), directly or indirectly, by such person or other Subsidiaries of such person or a combination thereof and, in the case of an entity other than a corporation or a partnership, such person has the power to direct, directly or indirectly, the policies, management and affairs of such entity.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “event of default” with respect to the debt securities of any series means any of the following:

•

default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of such 30-day period); or

•	default in the payment of principal of or premium (if any) on any debt security of that series when due and payable; or

•

default in the performance or breach of any covenant or warranty of ours in the indenture (other than a covenant or warranty for which the consequences of nonperformance or breach are addressed by another event of default applicable to debt securities of that series and other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default or breach continues uncured for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series, a written notice containing the statements required by the indenture; or

•	certain events of bankruptcy, insolvency or reorganization of eBay; or

•

any other event of default with respect to the debt securities of that series that is specified in a resolution of our board of directors (or a committee thereof), supplemental indenture or officer’s certificate establishing the terms of the debt securities of that series as provided in the indenture and described in the applicable prospectus supplement. (Section 6.1 of the base indenture)

No event of default with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration of the debt securities of one or more series under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to the debt securities of any series at the time outstanding occurs and is continuing (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of eBay), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal (or, if any debt securities of that series are discount securities, such portion of the principal as may be specified in the terms of such debt securities) of and accrued and unpaid interest, if any, on all of the debt securities of that series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the holders). If an event of default resulting from certain events of bankruptcy, insolvency or reorganization of eBay occurs and is continuing with respect to the debt securities of any series, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of debt securities of such series. At any time after acceleration with respect to debt securities of any series has occurred and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such acceleration and its consequences if all events of default with respect to the debt securities of such series, other than non-payment of the principal and interest, if any, of the debt securities of such series which have become due solely by such acceleration, have been cured or waived as provided in the indenture. (Section 6.2 of the base indenture) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (Section 7.2(f) of the base indenture) Subject to certain rights of the trustee and to certain conditions specified in the indenture, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12 of the base indenture)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or the debt securities of such series, or for the appointment of a receiver, trustee or similar official, or for any other remedy under the indenture, unless:

•	that holder has previously given written notice to the trustee of a continuing event of default with respect to debt securities of that series;

•

the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 90 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•

no direction inconsistent with such written request has been given to the trustee during such 90-day period by holders of a majority in principal amount of the outstanding debt securities of that series. (Section 6.7 of the base indenture)

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium and interest, if any, on that debt security on the due dates expressed in that debt security and to institute suit for the enforcement of any such payment. (Section 6.8 of the base indenture)

The indenture requires that we deliver to the trustee, within 120 days after the end of each of our fiscal years, an officers’ certificate stating whether or not, to the knowledge of the signers thereof, we are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if we are in default, specifying all such defaults and the nature and status thereof of which the signers may have knowledge. The indenture also requires that, so long as any debt securities are outstanding, we deliver to the trustee promptly upon becoming aware of any default or event of default under the indenture, an officers’ certificate specifying such default or event of default and what action we are taking or propose to take with respect thereto. (Section 4.3 of the base indenture) The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default with respect to debt securities of that series (except a default in payment of principal of or premium or interest, if any, on any debt securities of that series) if it in good faith determines that withholding notice is in the interest of the holders of the debt securities of that series. (Section 7.5 of the base indenture)

Modification and Waiver

We and the trustee may enter into a supplemental indenture in order to amend or supplement the indenture with respect to the debt securities of one or more series or amend or supplement the debt securities of one or more series, without notice to or the consent of any holders of any debt securities, to:

•	cure any ambiguity, defect or inconsistency;

•	make any change that does not adversely affect the rights of any holder of debt securities in any material respect;

•	comply with the provisions described above under “Covenants—Consolidation, Merger and Sale of Assets;”

•

provide for the issuance of uncertificated debt securities in addition to or in place of certificated debt securities or reflect any changes in the rules or procedures of any depositary for global securities;

•

add to the covenants or the events of default for the benefit of holders of all or any series of debt securities or surrender any right or power conferred on us by the indenture with respect to the debt securities of one or more series or to secure the debt securities of one or more series or to provide guarantees for the benefit of one or more series of debt securities;

•

amend or supplement any of the provisions of the indenture in respect of one or more series of debt securities, provided, however, that any such amendment or supplement either (A) shall not apply to any outstanding debt security of any series issued prior to the date of such amendment or supplement and entitled to the benefit of such provision or (B) shall become effective only if or when, as the case may be, there is no outstanding debt security of any series issued prior to the date of such amendment or supplement and entitled to the benefit of such provision;

•	establish the form and terms of any series of debt securities as permitted by the indenture;

•

evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

•

supplement any provisions of the indenture as is necessary to permit or facilitate the legal defeasance, covenant defeasance or satisfaction and discharge of any debt securities as described below under “Defeasance of Debt Securities and Certain Covenants” or “Satisfaction and Discharge;” and

•

comply with the requirements of the Securities and Exchange Commission or any applicable law or regulation in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or conform the indenture with any other mandatory provision of law or regulation, or conform the indenture or the debt securities of any series to the description thereof contained in any applicable prospectus, prospectus supplement, free writing prospectus, offering memorandum, term sheet or other offering document. (Section 9.1 of the base indenture)

We and the trustee may enter into supplemental indentures for the purpose of supplementing or amending in any manner the indenture with respect to the debt securities of any series, or supplementing or amending the debt securities of any series, with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of such series; provided that no such consent of holders of debt securities shall be required for any amendment or supplement described in the immediately preceding paragraph. In addition, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with any covenants or other provisions of the indenture and the debt securities of such series.

However, the indenture provides that, subject to the provisions described in the next succeeding paragraph, an amendment, supplement or waiver described in the immediately preceding paragraph affecting the debt securities of any series may not, without the consent of the holder of each debt security of such series then outstanding:

•	reduce the rate of or extend the time for payment of interest (including default interest, if any) on any debt security of that series;

•

reduce the principal of or premium on or change the stated maturity of any debt security of that series or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any debt securities of that series;

•	reduce the principal amount of any discount securities of that series payable upon acceleration of its maturity;

•

waive a default or event of default in the payment of the principal of or premium or interest, if any, on any debt security of that series (except a rescission of acceleration of the debt securities of such series by the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest, if any, on any debt security of such series payable in a currency other than that stated in such debt security;

•

make any change, insofar as relates to the debt securities of that series, to the provisions of the indenture relating to, among other things, the right of holders of debt securities of that series to receive payment of the principal of, and premium and interest, if any, on, the debt securities of that series when due and to institute suit for the enforcement of any such payment or relating to waivers of past defaults and events of default with respect to the debt securities of that series;

•	reduce the amount payable upon the redemption of any debt security of that series at our option or the repayment of any debt security of that series at the option of the holder; or

•

reduce the percentage in principal amount of debt securities of that series, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to supplement or amend the indenture with respect to the debt securities of that series, or to waive any past default or event of default with respect to the debt securities of that series. (Section 9.3 of the base indenture)

The indenture provides that any amendment, supplement or waiver shall bind every holder of debt securities of each series affected by such amendment, supplement or waiver unless it is of the type, or relates to any of the matters, described in any of the bullet points in the immediately preceding paragraph. In that case then, anything in the indenture to the contrary notwithstanding, the amendment, supplement or waiver shall bind every holder of a debt security who has consented to it and every subsequent holder of a debt security or portion of a debt security that evidences the same debt as the consenting holder’s debt security. (Section 9.5 of the base indenture)

The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default or event of default under the indenture with respect to that series and its consequences, except a default or event of default in the payment of the principal of, or premium or interest, if any, on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration of the debt securities of that series and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13 of the base indenture)

Defeasance of Debt Securities and Certain Covenants

The indenture provides that, upon satisfaction of the conditions specified in the indenture, we shall be deemed to have paid and discharged the entire indebtedness on all outstanding debt securities of any series on the 91st day after the date of the deposit referred to in clause (a) under “—Conditions to Legal Defeasance and Covenant Defeasance” below with respect to the debt securities of such series and the provisions of the indenture, as it relates to the outstanding debt securities of such series, shall no longer be in effect except for:

•

the rights of holders of debt securities of such series to receive, solely from the funds described in clause (a) under “—Conditions to Legal Defeasance and Covenant Defeasance” below, payment of the principal of and premium and interest, if any, on the outstanding debt securities of such series when due; and

•

a limited number of other provisions of the indenture, including provisions relating to transfers and exchanges of, and the maintenance of a registrar and paying agent for, the debt securities of such series and the replacement of stolen, lost or mutilated debt securities of such series.

We sometimes refer to this as “legal defeasance.” Upon the legal defeasance of the debt securities of any series, we will be discharged from our obligations to make payments on the debt securities of such series and (subject to the exceptions as described above) all of our other obligations under the indenture with respect to the debt securities of such series.

The indenture further provides that, upon satisfaction of the conditions specified in the indenture, we will be released from our obligations under, and may omit to comply with, the covenants described under the heading “Covenants” above and certain other covenants in the indenture with respect to the debt securities of any series, as well as any additional covenants applicable to the debt securities of such series which may be identified in the applicable prospectus supplement as being subject to covenant defeasance, and the failure to comply with any such covenants shall not constitute a default or event of default with respect to any debt securities of such series. We sometimes refer to this as “covenant defeasance.”

Conditions to Legal Defeasance and Covenant Defeasance. In order to effect legal defeasance or covenant defeasance of the debt securities of any series, we must, among other things:

(a)

deposit with the trustee money and/or U.S. government obligations or, in the case of debt securities of any series denominated in a currency other than U.S. dollars, money and/or foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide an amount in cash sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge each installment of principal of, premium and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the dates those payments are due or, if applicable, any redemption date;

(b)	in the case of legal defeasance, deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, legal defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, legal defeasance and discharge had not occurred; and

(c)	in the case of covenant defeasance, deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred. (Sections 8.3 and 8.4 of the base indenture)

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of an event of default (including an event of default due to our failure to comply with any covenant that remains in effect following such covenant defeasance), the amount of money and/or U.S. government obligations or foreign government obligations, as the case may be, on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series on the dates those payments are due or, if applicable, a redemption date, but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

When we use the term “U.S. government obligations,” we mean:

•

securities which are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which in the case of (a) and (b) are not callable or redeemable at the option of the issuer thereof; and

•

depository receipts issued by a bank or trust company as custodian with respect to any such U.S. government obligations or a specific payment of interest on, or principal of or other amount payable with respect to, such U.S. government obligations held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. government obligation or the specific payment of interest on or principal of or other amount payable with respect to the U.S. government obligation evidenced by such depository receipt.

Satisfaction and Discharge

The indenture will cease to be of any further effect with respect to any series of debt securities if:

•	all outstanding debt securities of such series have (subject to certain exceptions) been delivered to the trustee for cancellation; or

•

all outstanding debt securities of such series not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, have been called for redemption or are to be called for redemption within one year, or have been legally defeased as described above under “Defeasance of Debt Securities and Certain Covenants,” and (except in the case of debt securities that have been legally defeased) we have deposited with the trustee an amount sufficient to pay the principal of, and premium and interest, if any, on, such debt securities to the date of such deposit (in the case of debt securities which have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be;

and, in either case, we also pay or cause to be paid all other sums payable under the indenture by us with respect to the debt securities of that series and satisfy certain other conditions specified in the indenture. We sometime refer to this as “satisfaction and discharge.” (Section 8.1 of the base indenture)

Notwithstanding the satisfaction and discharge of the indenture with respect to the debt securities of any series, a limited number of provisions of the indenture shall remain in effect, including provisions relating to transfers and exchanges of, and the maintenance of a registrar and paying agent for, debt securities, and the replacement of stolen, lost or mutilated debt securities.

Repayment of Unclaimed Funds

The indenture provides that the trustee and any paying agent shall pay to us upon request any money, U.S. government obligations or foreign government obligations held by them for payment of principal, interest or premium, if any, or any sinking fund payment on any debt securities that remain unclaimed for two years after the respective dates such principal, interest or premium, if any, or sinking fund payment shall have become due and payable. Thereafter, holders of debt securities entitled to those payments must look to us for payment as general creditors unless an applicable abandoned property law designates another person. (Section 8.5 of the base indenture)

Legal Holidays

Unless otherwise provided in the applicable prospectus supplement, if a payment date for any debt security is not a business day (as defined in the indenture) at a place of payment, payment may be made at that place on the next succeeding business day, and no interest shall accrue for the intervening period.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

No Recourse Against Others

The indenture provides that a director, officer, employee or stockholder, as such, of ours shall not have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, in respect of or by reason of such obligations or their creation. The indenture further provides that each holder of debt securities, by accepting a debt security, waives and releases all such liability and that such waiver and release are part of the consideration for the issuance of the debt securities.

Concerning Our Relationship with the Trustee

Wells Fargo Bank, National Association, the trustee, provides commercial and investment banking services to us and our subsidiaries from time to time. In that regard, Wells Fargo Bank, National Association serves as a lender under our unsecured revolving credit facility.

DESCRIPTION OF CAPITAL STOCK

Under our amended and restated certificate of incorporation (the “charter”), the total number of shares of all classes of stock which we are authorized to issue is 3,590,000,000 shares, consisting of two classes: 3,580,000,000 shares of common stock, $0.001 par value per share (“common stock”), and 10,000,000 shares of preferred stock, $0.001 par value per share (“preferred stock”). As of June 30, 2014, there were 1,241,077,038 shares of our common stock issued and outstanding (excluding 361,165,761 shares of common stock that we held as treasury stock) and no shares of our preferred stock issued and outstanding.

The following is a description of some of the terms of our common stock and preferred stock, our charter and our amended and restated bylaws (the “bylaws”) and certain provisions of the Delaware General Corporation Law (the “DGCL”). The following description is not complete and is subject to, and qualified in its entirety by reference to, our charter and bylaws, which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part and may be obtained as described below under “Where You Can Find More Information,” and the DGCL. You should read our charter and bylaws and the applicable provisions of the DGCL for a complete statement of the provisions described in this section and for other provisions that may be important to you.

Common Stock

Each share of our common stock is entitled to one vote per share on all matters submitted to a vote of our common stockholders. Our charter does not entitle the holders of our common stock to cumulative voting rights with respect to the election of our directors. This means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election by our common stockholders (assuming there are no outstanding shares of our preferred stock entitled to vote as a single class with our common stock in such election).

Pursuant to our bylaws, each member of our board of directors shall be elected by the affirmative vote of a majority of the votes cast with respect to such director (excluding abstentions) by the shares represented and entitled to vote at a meeting of stockholders at which a quorum is present; provided, however, that if our board of directors determines that the number of nominees for director exceeds the number of directors to be elected at such meeting and has not rescinded that determination as provided in our bylaws, each of the directors to be elected at such meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director.

Subject to any preferential rights of any outstanding shares of our preferred stock to receive dividends before any dividends may be paid on our common stock, the holders of our common stock will be entitled to share ratably in any dividends that may be declared by our board of directors out of funds legally available for the payment of dividends. Upon our voluntary or involuntary liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in any of our assets remaining for distribution to our common stockholders after payment of or provision for our debts and other liabilities and subject to any preferential rights of any outstanding shares of our preferred stock to receive distributions in the event of our liquidation, dissolution or winding-up before distributions are made to holders of our common stock.

Our common stock is not entitled to preemptive rights.

Preferred Stock

Under our charter, our board of directors is authorized, without vote or other action by our stockholders, to cause the issuance of up to 10,000,000 shares of our preferred stock in one or more series from time to time, to fix the number of shares to be included in each such series and to establish the designation, powers, preferences and rights of the shares of each such series (which may include, without limitation, voting rights, dividend rights and preferences, liquidation rights and preferences, redemption provisions and rights to convert the preferred stock of such series into other securities or property) and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). Our board of directors may authorize the issuance of preferred stock with voting, dividend, liquidation, conversion or other rights (including, without limitation, rights to receive dividends or to receive distributions in the event of our liquidation, dissolution or winding-up before any dividends or distributions may be paid to holders of our common stock) that could dilute or otherwise adversely affect the voting power or the dividend, liquidation or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, financings and other corporate purposes, could, among other things, have the effect of delaying, deterring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting, dividend, liquidation and other rights of the holders of our common stock.

Anti-Takeover Provisions of Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•

prior to the time the stockholder became an interested stockholder, either the applicable business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation or (2) is an “affiliate” or “associate” (as defined in Section 203) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three year period.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter or prevent a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also limit the price that investors are willing to pay in the future for our common stock.

Anti-Takeover Provisions of Our Charter and Bylaws

Certain provisions of our charter and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. For example, our charter and bylaws include anti-takeover provisions that:

•

authorize our board of directors, without further action by the stockholders, to issue preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting that series and to establish the rights and other terms of that series, which may include dividend and liquidation rights and preferences, conversion rights and voting rights;

•

provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by a majority of directors then in office, even though less than a quorum, or by the sole remaining director;

•	provide that the number of directors constituting our board of directors shall be fixed from time to time by resolution adopted by our board of directors;

•

provide that, until our 2015 annual meeting of stockholders, our directors may be removed by the holders of a majority of the shares entitled to vote at an election of directors only for cause (provided, however, that, following our 2015 annual meeting of stockholders, holders of a majority of the shares entitled to vote at an election of directors will be permitted to remove any director with or without cause);

•	require that actions to be taken by our stockholders must be taken at an annual or special meeting of our stockholders and not by written consent;

•

establish advance notice procedures and other requirements for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting;

•

provide that, subject to the terms of any class or series of preferred stock that may be outstanding and except as may be required by law, special meetings of stockholders may be called only by (1) our board of directors; (2) our Chairman of the Board; (3) our Chief Executive Officer; or (4) our Secretary upon the written request of stockholders that have continuously held, for their own account or on behalf of others, at least a 25% “net long position” (as defined in our bylaws) of our outstanding common stock for at least 30 days prior to the date of request and that have complied with the other requirements set forth in our bylaws; and

•

do not give the holders of our common stock cumulative voting rights with respect to the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election.

The provisions described above are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may also delay, deter or prevent a change in control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and also may limit the price that investors are willing to pay in the future for our common stock. These provisions may also have the effect of preventing changes in our management.

Limitation on Liability of Directors; Indemnification of Directors and Officers

Our charter provides that, to the fullest extent permitted by law, none of our directors shall be personally liable for monetary damages for breach of fiduciary duty as a director. Our bylaws provide that we will indemnify our officers and directors to the fullest extent permitted by the DGCL. We believe that these limitations of liability and indemnification provisions are useful to attract and retain qualified directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services Inc.

Nasdaq Global Select Market Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “EBAY”.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt securities, common stock, preferred stock, depositary shares or units. Unless otherwise provided in the applicable prospectus supplement, each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. Additional information regarding any warrants we may offer and the related warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares representing fractional interests in shares of our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Additional information regarding any depositary shares we may offer, the series of preferred stock represented by those depositary shares and the related deposit agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of, among other things, any of our other securities described in this prospectus or securities of third parties. Unless otherwise provided in the applicable prospectus supplement, each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, the securities specified in the applicable prospectus supplement at a specified price or prices, which may be based on a formula, all as set forth in the applicable prospectus supplement. Additional information regarding any purchase contracts we may offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any of our other securities described in this prospectus, which units may also include securities of third parties. Additional information regarding any units we may offer will be set forth in the applicable prospectus supplement.

BOOK-ENTRY FORM AND TRANSFER

Unless otherwise indicated in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more debt securities in global, fully registered form (“global securities”), without interest coupons. Each such global security will be deposited with DTC or the trustee under the indenture for the debt securities, as custodian for DTC, and registered in the name of DTC or a nominee of DTC (we sometimes refer to DTC or any other depositary for the global securities of any series as the “Depositary”).

Investors may hold their interests in a global security directly through DTC if they are DTC participants (as defined below) or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of beneficial interests in the global securities of any series will not be entitled to receive debt securities of such series in definitive, certificated form or to have debt securities of such series registered in their names.

We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities of institutions that have accounts with DTC (“participants”) to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Upon the issuance of a global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual beneficial interests in the global security to the accounts of the applicable participants. Ownership of beneficial interests in each global security will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the interests of persons that are not participants).

So long as DTC or its nominee is the registered holder of a global security, DTC or such nominee, as the case may be, will be considered the sole holder and owner of the debt securities represented by such global security for all purposes under the indenture and such debt securities. Owners of beneficial interests in a global security will not be considered the owners or holders of those debt securities under the indenture, will not be able to transfer those beneficial interests except in accordance with the procedures of DTC and its participants and, except under the limited circumstances set forth below, will not be entitled to receive certificated debt securities or to have debt securities registered in their names. Accordingly, each owner of a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which it owns its beneficial interest to exercise any rights of a holder of debt securities under the indenture. We understand that, under existing industry practice, in the event owners of beneficial interests in global securities of any series wish to take any action that DTC or its nominee, as the holder of such global securities, is entitled to take, DTC would authorize the applicable participants to take such action, and that such participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of such beneficial owners. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal of, or, premium or interest, if any, on, a global security, will credit the applicable participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in “street name”; those payments will be the responsibility of such participants. Neither we, the trustee nor any agent of ours or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global securities.

Unless and until it is exchanged in whole or in part for certificated debt securities under the limited circumstances described below, a global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

The indenture provides that the global securities of any series will be exchanged for debt securities of the same series in certificated form only in the following limited circumstances:

(1) we receive notice from the Depositary that it is unwilling or unable to continue as depository for the global securities of such series or if the Depositary ceases to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor Depositary for the global securities of such series registered as clearing agency under the Exchange Act within 90 days after the date we receive such notice or learn that the Depositary has ceased to be so registered;

(2) we in our sole discretion determine that the global securities of such series shall be exchanged (in whole but not in part) for debt securities of such series in certificated form and we deliver to the trustee an officers’ certificate to such effect; or

(3) an event of default with respect to the debt securities of such series shall have occurred and shall be continuing.

Any global security of any series that is exchanged for certificated securities as provided above will be exchanged for an equal aggregate principal amount of certificated securities of the same series, in authorized denominations and registered in such names as the Depositary instructs the trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, investors who hold their interests in the global securities through Clearstream or Euroclear and wish on a particular day to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Clearstream or Euroclear may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions described in the applicable prospectus supplement, which may include:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing or any other methods of sale.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices;

•	negotiated prices; or

•	other prices determined as provided in the applicable prospectus supplement.

Direct Sales

We may sell the securities directly to institutional investors or others. The applicable prospectus supplement will describe the terms of any sale of securities we are offering to purchasers directly. Direct sales may be arranged by a broker-dealer or other financial intermediary.

To Underwriters

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of any securities.

Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from purchasers.

Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the applicable securities if any are purchased.

Underwriters may over-allot or effect transactions that may stabilize, maintain or otherwise affect the market price of the applicable securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. However, the underwriters will be under no obligation to perform any such transactions and any such transactions, if commenced, may be discontinued at any time without notice.

To or Through Agents and Dealers

We will name any agent involved in a sale of any securities, as well as any commissions payable by us to such agent, in a prospectus supplement.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus then, unless otherwise stated in the applicable prospectus supplement, we will sell the securities to the dealer, as principal, and the dealer may then resell the securities at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery Contracts

If we so specify in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by institutions to purchase the securities pursuant to contracts providing for payment and delivery on future dates. Such contracts may be subject to conditions described in the applicable prospectus supplement.

If so provided in the applicable prospectus supplement, the underwriters, dealers and agents will not be responsible for the validity or performance of any delayed delivery contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

Other

Underwriters, agents or dealers involved in the offering or sale of our securities and their affiliates may engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

There is no existing market for the securities described in this prospectus (other than our common stock) and, unless otherwise indicated in the applicable prospectus supplement, we do not intend to apply for listing of those securities (other than our common stock) on any securities exchange or automated quotation system. Accordingly, there can be no assurance that a trading market for the applicable securities will develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the applicable securities, whether you will be able to sell your securities or the prices at which you may be able to sell your securities.

LEGAL MATTERS

Sidley Austin LLP, San Francisco, California, will pass upon the validity of the securities being offered by this prospectus for us.

EXPERTS

The financial statements incorporated in this prospectus by reference to eBay Inc.’s Current Report on Form 8-K dated July 18, 2014 and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in management’s report on internal control over financial reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of eBay Inc. for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov.

This prospectus constitutes part of a registration statement filed under the Securities Act. As permitted by the SEC’s rules, this prospectus omits information and exhibits included and incorporated by reference in the registration statement. For further information about us and the securities, you should read the registration statement and the exhibits thereto. You may read and copy those documents as described in the immediately preceding paragraph. Statements contained in this prospectus or any applicable prospectus supplement as to the contents of any contract or other document are not complete and in each instance we refer you to the copy of the contract or document filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference in this prospectus, and each such statement is qualified in all respects by such reference.

The SEC allows us to incorporate by reference in this prospectus information that we file with the SEC, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. The information incorporated or deemed to be incorporated by reference is deemed to be part of this prospectus.

We incorporate by reference the documents listed below that we have filed with the SEC (Commission File No. 000-24821) (other than any information in or portion of any such document or any exhibit thereto that is deemed to have been “furnished” to the SEC):

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014; and

•	our Current Reports on Form 8-K filed with the SEC on January 15, 2014, April 11, 2014, April 22, 2014, May 15, 2014, May 22, 2014, June 9, 2014, June 18, 2014 and July 18, 2014.

We also incorporate by reference into this prospectus all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have terminated the offering, other than any document, portion of a document, information or exhibit that is “furnished” to the SEC (including, without limitation, any information under Item 2.02 or Item 7.01, and any related information “furnished” under Item 9.01, of any Current Report on Form 8-K).

Documents incorporated by reference in this prospectus after the date hereof will automatically update and, to the extent inconsistent, supersede the information contained and incorporated by reference in this prospectus. In that regard, any information contained in this prospectus, any applicable prospectus supplement or any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a subsequent statement contained in this prospectus, any applicable prospectus supplement or free writing prospectus, or any other document that is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus.

Documents incorporated by reference herein, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, are available without charge to each person (including a beneficial owner) to whom this prospectus is delivered by requesting them in writing, by telephone or via the Internet, at:

eBay Inc.

2065 Hamilton Avenue

Attn: Investor Relations

San Jose, CA 95125

(866) 696-3229

http://investor.ebayinc.com

The information contained on or that can be accessed through any of our websites is not a part of this prospectus, any document incorporated or deemed to be incorporated by reference herein, any prospectus supplement or any related free writing prospectus.

$

            % Notes due 2056

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch

J.P. Morgan

Morgan Stanley

Wells Fargo Securities

                         , 2016